Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Nationwide Health Properties, Inc.

We have audited the accompanying consolidated balance sheets of Nationwide Health Properties, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of income, equity and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule — Schedule III: Real Estate and Accumulated Depreciation. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nationwide Health Properties, Inc. at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Nationwide Health Properties, Inc.’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2011 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP

Irvine, California
March 1, 2011

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(Dollars in thousands)
ASSETS
Investments in real estate:
Land	$339,534	$318,457
Buildings and improvements	3,679,745	3,088,183
Development in progress	17,827	—
	4,037,106	3,406,640
Less accumulated depreciation	(670,601)	(585,294)
	3,366,505	2,821,346
Mortgage loans receivable, net	289,187	110,613
Mortgage loan receivable from related party	—	47,500
Investment in unconsolidated joint ventures	42,582	51,924
	3,698,274	3,031,383
Cash and cash equivalents	59,591	382,278
Receivables, net	8,336	6,605
Asset held for sale	5,150	—
Intangible assets	163,238	93,657
Other assets	158,035	133,152
	$4,092,624	$3,647,075
LIABILITIES AND EQUITY
Unsecured senior credit facility	$175,000	$—
Senior notes	991,633	991,633
Notes and bonds payable	362,624	431,456
Accounts payable and accrued liabilities	151,069	132,915
Total liabilities	1,680,326	1,556,004
Redeemable OP unitholder interests	79,188	57,335
Commitments and contingencies
Equity:
NHP stockholders’ equity:
Preferred stock $1.00 par value; 5,000,000 shares authorized; 7.750% Series B Convertible, none and 513,644 shares issued and outstanding at December 31, 2010 and 2009, respectively, stated at liquidation preference of $100 per share	—	51,364
Common stock $0.10 par value; 200,000,000 shares authorized; issued and outstanding: 126,253,858 and 114,320,786 at December 31, 2010 and 2009, respectively	12,625	11,432
Capital in excess of par value	2,516,397	2,128,843
Cumulative net income	1,849,045	1,705,279
Accumulated other comprehensive income (loss)	8,614	(823)
Cumulative dividends	(2,086,854)	(1,862,996)
Total NHP stockholders’ equity	2,299,827	2,033,099
Noncontrolling interests	33,283	637
Total equity	2,333,110	2,033,736
	$4,092,624	$3,647,075

See accompanying notes.

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED INCOME STATEMENTS

	Years Ended December 31,
	2010	2009	2008
	(In thousands, except per share amounts)
Revenue:
Triple-net lease rent	$307,567	$287,379	$275,351
Medical office building operating rent	102,287	70,054	60,576
	409,854	357,433	335,927
Interest and other income	29,397	26,420	24,942
	439,251	383,853	360,869
Expenses:
Interest expense	95,761	93,630	100,956
Depreciation and amortization	134,540	121,032	113,422
General and administrative	30,836	27,320	25,981
Acquisition costs	5,118	830	—
Medical office building operating expenses	41,325	28,906	26,631
	307,580	271,718	266,990
Operating income	131,671	112,135	93,879
Income from unconsolidated joint ventures	5,478	5,101	3,903
Gain on debt extinguishment	75	4,564	4,641
Income from continuing operations	137,224	121,800	102,423
Discontinued operations:
Gain on sale of facilities, net	16,948	23,908	154,995
Impairments	(15,006)	—	—
Income from discontinued operations	2,957	3,350	10,589
	4,899	27,258	165,584
Net income	142,123	149,058	268,007
Net loss (income) attributable to noncontrolling interests	1,643	(668)	131
Net income attributable to NHP	143,766	148,390	268,138
Preferred stock dividends	—	(5,350)	(7,637)
Net income attributable to NHP common stockholders	$143,766	$143,040	$260,501
Basic earnings per share amounts:
Income from continuing operations attributable to NHP common stockholders	$1.13	$1.08	$0.97
Discontinued operations attributable to NHP common stockholders	0.04	0.26	1.70
Net income attributable to NHP common stockholders	$1.17	$1.34	$2.67
Basic weighted average shares outstanding	121,687	106,329	97,246
Diluted earnings per share amounts:
Income from continuing operations attributable to NHP common stockholders	$1.11	$1.06	$0.95
Discontinued operations attributable to NHP common stockholders	0.04	0.25	1.68
Net income attributable to NHP common stockholders	$1.15	$1.31	$2.63
Diluted weighted average shares outstanding	124,339	108,547	98,763

See accompanying notes.

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF EQUITY

	NHP Stockholders’ Equity
							Accumulated
							Other
					Capital in		Comprehensive
	Preferred Stock		Common Stock		Excess of	Cumulative	Income	Cumulative	Noncontrolling	Total
	Shares	Amount	Shares	Amount	par Value	Net Income	(Loss)	Dividends	Interests	Equity
	(In thousands)
Balances at December 31, 2007	1,064	$106,445	94,806	$9,481	$1,565,249	$1,288,751	$2,561	$(1,489,794)	$6,166	$1,488,859
Comprehensive income:
Net income	—	—	—	—	—	268,138	—	—	(131)	268,007
Amortization of gain on Treasury lock agreements	—	—	—	—	—	—	(511)	—	—	(511)
Defined benefit pension plan net actuarial loss	—	—	—	—	—	—	(204)	—	—	(204)
Comprehensive income										267,292
Conversion of preferred stock	(315)	(31,527)	1,406	140	31,387	—	—	—	—	—
Issuance of common stock, net	—	—	6,068	607	183,757	—	—	—	—	184,364
Amortization of stock-based compensation	—	—	—	—	5,800	—	—	—	—	5,800
Preferred dividends	—	—	—	—	—	—	—	(7,637)	—	(7,637)
Common dividends	—	—	—	—	—	—	—	(171,976)	—	(171,976)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	620	620
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(1,973)	(1,973)
Balances at December 31, 2008	749	74,918	102,280	10,228	1,786,193	1,556,889	1,846	(1,669,407)	4,682	1,765,349
Comprehensive income:
Net income	—	—	—	—	—	148,390	—	—	668	149,058
Amortization of gain on Treasury lock agreements	—	—	—	—	—	—	(610)	—	—	(610)
Pro rata share of accumulated other comprehensive loss from unconsolidated joint venture	—	—	—	—	—	—	(2,051)	—	—	(2,051)
Defined benefit pension plan net actuarial loss	—	—	—	—	—	—	(8)	—	—	(8)
Comprehensive income										146,389
Conversion of preferred stock	(235)	(23,554)	1,061	106	23,448	—	—	—	—	—
Issuance of common stock, net	—	—	10,778	1,078	317,067	—	—	—	—	318,145
Conversion of OP unitholder interests to common stock	—	—	202	20	6,057	—	—	—	—	6,077
Amortization of stock-based compensation	—	—	—	—	7,007	—	—	—	—	7,007
Preferred dividends	—	—	—	—	—	—	—	(5,350)	—	(5,350)
Common dividends	—	—	—	—	—	—	—	(188,239)	—	(188,239)
Adjust redeemable OP unitholder interests to current redemption value	—	—	—	—	(9,523)	—	—	—	—	(9,523)
Purchase of noncontrolling interests	—	—	—	—	(1,406)	—	—	—	(2,831)	(4,237)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(1,882)	(1,882)
Balances at December 31, 2009	514	51,364	114,321	11,432	2,128,843	1,705,279	(823)	(1,862,996)	637	2,033,736
Comprehensive income:
Net income	—	—	—	—	—	143,766	—	—	(1,643)	142,123
Gain on interest rate swap agreements	—	—	—	—	—	—	11,157	—	—	11,157
Amortization of gain on Treasury lock agreements	—	—	—	—	—	—	(519)	—	—	(519)
Pro rata share of accumulated other comprehensive loss from unconsolidated joint venture	—	—	—	—	—	—	(1,147)	—	—	(1,147)
Defined benefit pension plan net actuarial loss	—	—	—	—	—	—	(54)	—	—	(54)
Comprehensive income										151,560
Conversion/redemption of preferred stock	(514)	(51,364)	2,315	231	51,041	—	—	—	—	(92)
Issuance of common stock, net	—	—	9,588	959	337,072	—	—	—	—	338,031
Conversion of OP unitholder interests to common stock	—	—	30	3	846	—	—	—	—	849
Amortization of stock-based compensation	—	—	—	—	6,939	—	—	—	—	6,939
Common dividends	—	—	—	—	—	—	—	(223,858)	—	(223,858)
Adjust redeemable OP unitholder interests to current redemption value	—	—	—	—	(7,274)	—	—	—	—	(7,274)
Non-cash acquisition/elimination of noncontrolling interests	—	—	—	—	(1,070)	—	—	—	1,727	657
Non-cash contributions from noncontrolling interests	—	—	—	—	—	—	—	—	25,289	25,289
Contributions from noncontrolling interests	—	—	—	—	—	—	—	—	9,271	9,271
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(1,998)	(1,998)
Balances at December 31, 2010	—	$—	126,254	$12,625	$2,516,397	$1,849,045	$8,614	$(2,086,854)	$33,283	$2,333,110

See accompanying notes.

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Cash flows from operating activities:
Net income	$142,123	$149,058	$268,007
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	136,892	125,129	119,107
Stock-based compensation	6,939	7,007	5,800
Gain on re-measurement of equity interest upon acquisition, net	(620)	—	—
Gain on debt extinguishment	(75)	(4,564)	(4,641)
Gain on sale of facilities, net	(16,948)	(23,908)	(154,995)
Straight-line rent	(12,285)	(6,355)	(10,263)
Amortization of above/below market lease intangibles, net	342	(585)	(559)
Mortgage and other loan premium and discount amortization	(104)	49	145
Amortization of deferred financing costs	3,289	2,515	2,662
Equity in earnings from unconsolidated joint ventures	(1,001)	(974)	37
Distributions of income from unconsolidated joint ventures	1,045	987	236
Impairments	15,006	—	—
Changes in operating assets and liabilities:
Receivables	(1,088)	(445)	(2,258)
Intangible and other assets	5,645	4,666	(5,313)
Accounts payable and accrued liabilities	16,581	(5,435)	25,873
Net cash provided by operating activities	295,741	247,145	243,838
Cash flows from investing activities:
Investment in real estate and related assets and liabilities	(532,660)	(42,733)	(325,216)
Proceeds from sale of real estate facilities	43,623	43,533	288,639
Investment in mortgage and other loans receivable	(229,474)	(15,738)	(91,357)
Principal payments on mortgage and other loans receivable	4,874	12,691	18,781
Contributions to unconsolidated joint ventures	(136)	(2,244)	(6,678)
Distributions from unconsolidated joint ventures	5,319	2,591	4,743
Net cash used in investing activities	(708,454)	(1,900)	(111,088)
Cash flows from financing activities:
Borrowings under unsecured senior credit facility	175,000	—	169,000
Repayment of borrowings under unsecured senior credit facility	—	—	(210,000)
Repayments of senior notes	—	(60,036)	(105,626)
Issuance of notes and bonds payable	—	6,862	36,461
Principal payments on notes and bonds payable	(194,107)	(10,605)	(18,522)
Redemption of preferred stock	(92)	—	—
Issuance of common stock, net	336,972	316,729	183,819
Dividends paid	(223,452)	(193,149)	(179,133)
Contributions from redeemable OP unitholders	—	—	58,435
Distributions to redeemable OP unitholders	(3,629)	(3,102)	(1,506)
Contributions from noncontrolling interests	3,016	—	620
Distributions to noncontrolling interests	(1,998)	(1,777)	(1,973)
Payment of deferred financing costs	(1,684)	(139)	(1,482)
Net cash provided by (used in) financing activities	90,026	54,783	(69,907)
(Decrease) increase in cash and cash equivalents	(322,687)	300,028	62,843
Cash and cash equivalents, beginning of year	382,278	82,250	19,407
Cash and cash equivalents, end of year	$59,591	$382,278	$82,250
Supplemental schedule of cash flow information:
Non-cash investing activities:
Assumption of debt upon acquisition of real estate	$125,350	$—	$—
Retirement of mortgage loan receivable upon acquisition of real estate	$47,500	$—	$—
Capital contributions from noncontrolling interests upon acquisition of real estate	$25,289	$—	$—
Issuance of redeemable OP unitholder interests upon acquisition of real estate	$18,986	$—	$—
Issuance of mortgage loan receivables upon sale of real estate/disposition of noncontrolling interest	$10,495	$—	$—
Acquisition/disposition of noncontrolling interests	$1,727	$—	$—
Foreclosure of facility securing mortgage loan receivable	$—	$—	$2,945
Non-cash financing activities:
Conversion of preferred stock to common stock	$51,272	$23,554	$31,527
Adjust redeemable OP unitholder interests to current redemption value	$7,274	$9,523	$—
Conversion of redeemable OP unitholder interests to common stock	$849	$6,077	$—
Interest paid	$91,938	$92,038	$98,028

See accompanying notes.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

1.  Organization

Nationwide Health Properties, Inc., a Maryland corporation, is a real estate investment trust (“REIT”) that invests in healthcare related real estate, primarily senior housing, long-term care properties and medical office buildings. Whenever we refer herein to “NHP” or to “us” or use the terms “we” or “our,” we are referring to Nationwide Health Properties, Inc. and its subsidiaries, unless the context otherwise requires.

We primarily make our investments by acquiring an ownership interest in senior housing and long-term care facilities and leasing them to unaffiliated tenants under “triple-net” “master” leases that transfer the obligation for all facility operating costs (including maintenance, repairs, taxes, insurance and capital expenditures) to the tenant. We also invest in medical office buildings which are not generally subject to “triple-net” leases and generally have several tenants under separate leases in each building, thus requiring active management and responsibility for many of the associated operating expenses (although many of these are, or can effectively be, passed through to the tenants). Some of the medical office buildings are subject to “triple-net” leases. In addition, but to a much lesser extent because we view the risks of this activity to be greater due to less favorable bankruptcy treatment and other factors, from time to time, we extend mortgage loans and other financing to operators. For the twelve months ended December 31, 2010, approximately 93% of our revenues were derived from leases, with the remaining 7% from mortgage loans, other financing activities and other miscellaneous income.

We believe we have operated in such a manner as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). We intend to continue to qualify as such and therefore distribute at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding capital gain) to our stockholders. If we qualify for taxation as a REIT, and we distribute 100% of our taxable income to our stockholders, we will generally not be subject to U.S. federal income taxes on our income that is distributed to stockholders. Accordingly, no provision has been made for federal income taxes.

As of December 31, 2010, we had investments in 663 healthcare facilities, one land parcel, two development projects and two assets held for sale located in 42 states, consisting of:

	Consolidated Facilities	Unconsolidated Facilities	Facilities and Land Parcel Securing Mortgage Loans	Total
Assisted and independent living facilities	267	19	12	298
Skilled nursing facilities	178	14	20	212
Continuing care retirement communities	10	1	1	12
Specialty hospitals	7	—	—	7
Triple-net medical office buildings	24	—	27	51
Multi-tenant medical office buildings	83	—	—	83
Land parcel	—	—	1	1
Development projects	2	—	—	2
Assets held for sale	2	—	—	2
	573	34	61	668

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

As of December 31, 2010, our directly owned facilities, other than our multi-tenant medical office buildings, were operated by 88 different healthcare providers, including the following publicly traded companies:

Facilities Operated
Assisted Living Concepts, Inc.	4
Brookdale Senior Living, Inc.	93
Emeritus Corporation	6
Extendicare, Inc.	1
HealthSouth Corporation	2
Kindred Healthcare, Inc.	1
Sun Healthcare Group, Inc.	4

One of our triple-net lease tenants accounted for more than 10% of our revenues at December 31, 2010, as follows:

Brookdale Senior Living, Inc.	12.2%

2.  Summary of Significant Accounting Policies

Basis of Presentation

Certain items in prior period financial statements have been reclassified to conform to current year presentation, including those required by the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant and Equipment (“ASC 360”), which require the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale and in which we have no continuing interest to be removed from income from continuing operations and reported as discontinued operations for all periods presented.

We have evaluated events subsequent to December 31, 2010 for their impact on our consolidated financial statements (see Note 24).

Principles of Consolidation

The consolidated financial statements include our accounts, the accounts of our wholly owned subsidiaries and the accounts of our joint ventures that are controlled through voting rights or other means. We apply the provisions of ASC Topic 810, Consolidation (“ASC 810”), for arrangements with variable interest entities (“VIEs”) and would consolidate those VIEs where we are the primary beneficiary. All material intercompany accounts and transactions have been eliminated.

Our judgment with respect to our level of influence or control of an entity and whether we are the primary beneficiary of a VIE involves the consideration of various factors including, but not limited to, the form of our ownership interest, our representation on the entity’s governing body, the size of our investment, estimates of future cash flows, our ability to participate in policy-making decisions and the rights of the other investors to participate in the decision-making process and to replace us as manager and/or liquidate the venture, if applicable. Our ability to correctly assess our influence or control over an entity or determine the primary beneficiary of a VIE affects the presentation of these entities in our consolidated financial statements.

As of December 31, 2010, we leased ten facilities under triple-net leases with fixed price purchase options through eight wholly owned, consolidated subsidiaries that have been identified as VIEs and for which we have been identified as the primary beneficiary. The carrying value of the facilities was $108.5 million as of December 31, 2010, and the purchase options are exercisable between 2011 and 2021.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

We apply the provisions of ASC Topic 323, Investments — Equity Method and Joint Ventures (“ASC 323”), to investments in joint ventures. Investments in entities that we do not consolidate but for which we have the ability to exercise significant influence over operating and financial policies are reported under the equity method. Under the equity method of accounting, our share of the entity’s earnings or losses is included in our operating results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Segment Reporting

We report our consolidated financial statements in accordance with the provisions of ASC Topic 280, Segment Reporting. We operate in two segments based on our investment and leasing activities: triple-net leases and multi-tenant leases (see Note 20).

Revenue Recognition

We derive the majority of our revenue from leases related to our real estate investments and a much smaller portion of our revenue from mortgage loans, other financing activities and other miscellaneous income. Revenue is recognized when it is realized or is realizable and earned.

Rental income from operating leases is recognized in accordance with the provisions of ASC Topic 840, Leases, and ASC Topic 605, Revenue Recognition. Our leases generally contain annual rent escalators. Many of our leases contain non-contingent rent escalators for which we recognize income on a straight-line basis over the lease term. Recognizing income on a straight-line basis requires us to calculate the total non-contingent rent to be paid over the life of a lease and to recognize the revenue evenly over that life. This method results in rental income in the early years of a lease being higher than actual cash received, creating a straight-line rent receivable asset included in the caption “Other assets” on our consolidated balance sheets. At some point during the lease, depending on its terms, the cash rent payments eventually exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Certain leases contain rent escalators contingent on revenues or other factors, including increases based on changes in the Consumer Price Index. Such revenue increases are recognized as the related contingencies are met.

We assess the collectability of straight-line rent in accordance with the applicable accounting standards and our reserve policy and defer recognition of straight-line rent if its collectability is not reasonably assured. Our assessment of the collectability of straight-line rent is based on several factors, including the financial strength of the tenant and any guarantors, the historical operations and operating trends of the facility, the historical payment pattern of the tenant and the type of facility, among others. If our evaluation of these factors indicates we may not receive the rent payments due in the future, we defer recognition of the straight-line rental income and, depending on the circumstances, we will provide a reserve against the previously recognized straight-line rent receivable asset for a portion, up to its full value, that we estimate may not be recoverable. If we change our assumptions or estimates regarding the collectability of future rent payments required by a lease, we may adjust our reserve to increase or reduce the rental revenue recognized, and/or to increase or reduce the reserve against the existing straight-line rent receivable balance.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

We recorded $12.3 million of revenues in excess of cash received during 2010, $6.4 million of revenues in excess of cash received during 2009 and $10.3 million of revenues in excess of cash received during 2008. We had straight-line rent receivables, net of reserves, recorded under the caption “Other assets” on our consolidated balance sheets of $39.3 million as of December 31, 2010 and $27.5 million as of December 31, 2009, net of reserves of $114.7 million and $108.3 million, respectively. We evaluate the collectability of the straight-line rent receivable balances on an ongoing basis and provide reserves against receivables we believe may not be fully recoverable. The ultimate amount of straight-line rent we realize could vary from the amounts currently recorded.

Interest income from loans, including discounts and premiums, is recognized using the effective interest method when collectability is reasonably assured. The effective interest method is applied on a loan-by-loan basis, and discounts and premiums are recognized as yield adjustments over the term of the related loans. We recognize interest income on impaired loans to the extent our estimate of the fair value of the collateral is sufficient to support the balance of the loans, other receivables and all related accrued interest. Once the total of the loans, other receivables and all related accrued interest is equal to our estimate of the fair value of the collateral, we recognize interest income on a cash basis. We provide reserves against impaired loans to the extent our total investment exceeds our estimate of the fair value of the loan collateral.

We recognize sales of facilities upon closing. Payments received from purchasers prior to closing are recorded as deposits. Gains on facilities sold are recognized using the full accrual method upon closing when the requirements of gain recognition on sale of real estate under the provisions of ASC 360 are met, including: the collectability of the sales price is reasonably assured; we have received adequate initial investment from the buyer; we are not obligated to perform significant activities after the sale to earn the gain; and other profit recognition criteria have been satisfied. Gains may be deferred in whole or in part until the sales satisfy these requirements. We had $20.3 million and $19.3 million of deferred gains included in the caption “Mortgage loans receivable, net” on our consolidated balance sheets as of December 31, 2010 and December 31, 2009, respectively.

Gains on facilities sold to unconsolidated joint ventures in which we maintain an ownership interest are included in income from continuing operations, and the portion of the gain representing our retained ownership interest in the joint venture is deferred and included in the caption “Accounts payable and accrued liabilities” on our consolidated balance sheets. We had $15.3 million of such deferred gains as of December 31, 2010 and December 31, 2009. All other gains are included in discontinued operations.

Investments in Real Estate

We record properties at cost and use the straight-line method of depreciation for buildings and improvements over their estimated remaining useful lives of up to 40 years, generally 20 to 40 years depending on factors including building type, age, quality and location. We review and adjust useful lives periodically. Depreciation expense from continuing operations was $117.2 million in 2010, $105.7 million in 2009 and $100.9 million in 2008.

We allocate purchase prices of properties in accordance with the provisions of ASC Topic 805, Business Combinations (“ASC 805”), which require that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 also establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. Certain transaction costs that have historically been capitalized as acquisition costs are expensed for business combinations completed on or after January 1, 2009, which may have a significant impact on our future results of operations and financial position based on historical acquisition costs and activity levels. We incurred $5.1 million and $0.8 million of acquisition costs during 2010 and 2009, respectively, that are included on our consolidated income statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

The allocation of the cost between land, building and, if applicable, equipment and intangible assets and liabilities, and the determination of the useful life of a property are based on management’s estimates, which are based in part on independent appraisals or other consultants’ reports. For our triple-net leased facilities, the allocation is made as if the property was vacant, and a significant portion of the cost of each property is allocated to buildings. This amount generally approximates 90% of the total property value. Historically, we have generally acquired properties and simultaneously entered into a new market rate lease for the entire property with one tenant. For our multi-tenant medical office buildings, the percentage allocated to buildings may be substantially lower as allocations are made to assets such as lease-up intangible assets, above market tenant and ground lease intangible assets and in-place lease intangible assets (collectively, “Intangible assets”) included on our consolidated balance sheets and/or below market tenant and ground lease intangible liabilities included in the caption “Accounts payable and accrued liabilities” on our consolidated balance sheets.

We calculate depreciation and amortization on equipment and lease costs using the straight-line method based on estimated useful lives of up to five years or the lease term, whichever is appropriate. We amortize intangible assets and liabilities over the remaining lease terms of the respective leases to real estate amortization expense or medical office building operating rent, as appropriate. We review and adjust useful lives periodically.

We capitalize direct costs, including interest costs, associated with the development and construction of real estate assets while substantive activities are ongoing to prepare the assets for their intended use.

Asset Impairment

We review our long-lived assets individually on a quarterly basis to determine if there are indicators of impairment in accordance with the provisions of ASC 360. Indicators may include, among others, a tenant’s inability to make rent payments, operating losses or negative operating trends at the facility level, notification by a tenant that it will not renew its lease, or a decision to dispose of an asset or adverse changes in the fair value of any of our properties. For operating assets, if indicators of impairment exist, we compare the undiscounted cash flows from the expected use of the property to its net book value to determine if impairment exists. The evaluation of the undiscounted cash flows from the related lease agreement and expected use of the property is highly subjective and is based in part on various factors and assumptions, including, but not limited to, historical operating results, available market information and known trends and market/economic conditions that may affect the property, as well as estimates of future operating income, occupancy, rental rates, leasing demand and competition. If the sum of the future estimated undiscounted cash flows is higher than the current net book value, we conclude no impairment exists. If the sum of the future estimated undiscounted cash flows is lower than its current net book value, we recognize an impairment loss for the difference between the net book value of the asset and its estimated fair value. To the extent we decide to sell an asset, we recognize an impairment loss if the current net book value of the asset exceeds its fair value less selling costs.

We evaluate our equity method investments for impairment whenever events or changes in circumstances indicate that the carrying value of our investment in an unconsolidated joint venture may exceed the fair value. If it is determined that a decline in the fair value of our investment in an unconsolidated joint venture is other-than-temporary, and if such reduced fair value is below its carrying value, an impairment is recorded. The determination of the fair value of investments in unconsolidated joint ventures involves significant judgment. Our estimates consider all available evidence including, as appropriate, the present value of the expected future cash flows discounted at market rates, general economic conditions and trends and other relevant factors.

The above analyses require us to determine whether there are indicators of impairment for individual assets or investments in unconsolidated joint ventures, to estimate the most likely stream of cash flows from operating assets and to determine the fair value of assets that are impaired or held for sale. If our assumptions, projections or

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

estimates regarding an asset change in the future, we may have to record an impairment charge to reduce or further reduce the net book value of such individual asset or investment in unconsolidated joint venture.

We recognized an impairment charge of $15.0 million related to one asset held for sale during 2010 (see Note 7). No impairments were recognized during 2009 or 2008.

Collectability of Receivables

We evaluate the collectability of our rent, mortgage and other loans and other receivables on a regular basis based on factors including, among others, payment history, the financial strength of the borrower and any guarantors, the value of the underlying collateral, the operations and operating trends of the underlying collateral, if any, the asset type and current economic conditions. If our evaluation of these factors indicates we may not recover the full value of the receivable, we provide a reserve against the portion of the receivable that we estimate may not be recovered. This analysis requires us to determine whether there are factors indicating a receivable may not be fully collectible and to estimate the amount of the receivable that may not be collected. We had reserves related to rent receivables included in the caption “Receivables, net” on our consolidated balance sheets of $14.9 million as of December 31, 2010 and $12.7 million as of December 31, 2009.

For our mortgage loans, the evaluation emphasizes the operations, operating trends, financial performance and value of the underlying collateral, and for our other loans, the evaluation emphasizes the financial strength of the borrower and any guarantors. Our year-end evaluation was performed using operating and financial information as of November 30, 2010, and based on this evaluation, our mortgage and other loans are grouped into three classes — good standing, watch list and special monitoring. For loans classified as good standing, the likelihood of loss is remote, and while borrowers may be current on all required payments for loans classified as watch list or special monitoring, there are other factors considered in our evaluation which cause the likelihood of loss to be reasonably possible. Our analysis did not identify any mortgage loans for which we believe we may not recover the full value of the receivable, and as such, no reserves for mortgage loans receivable have been recorded as of December 31, 2010. Our analysis identified certain other loans for which we believe we may not recover the full value of the receivable, and we have recorded $6.1 million of reserves for other loans receivable as of December 31, 2010. The balances of mortgage and other loans by class as of December 31, 2010 were as follow:

	Principal	Deferred Gains and Discounts	Reserves	Carrying Amount
	(In thousands)
Mortgage loans receivable:
Good standing	$298,387	$(20,042)	$—	$278,345
Watch list	5,229	(992)	—	4,237
Special monitoring	6,605	—	—	6,605
	$310,221	$(21,034)	$—	$289,187

	Principal	Reserves	Carrying Amount
	(In thousands)
Other loans receivable:
Good standing	$64,209	$—	$64,209
Watch list	4,821	(1,411)	3,410
Special monitoring	5,227	(4,646)	581
	$74,257	$(6,057)	$68,200

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December 31, 2010

Cash and Cash Equivalents

Cash and cash equivalents include short-term investments with original maturities of three months or less when purchased.

Capital Raising Costs

Deferred financing costs are included in the caption “Other assets” on our consolidated balance sheets and are amortized as a component of interest expense over the terms of the related borrowings using a method that approximates a level yield. Deferred financing cost amortization is included in the caption “Interest expense” on our consolidated income statements. Costs incurred in connection with the issuance of common stock are recorded as a reduction of capital in excess of par value.

Derivatives

In the normal course of business, we are exposed to financial market risks, including interest rate risk on our interest-bearing liabilities. We endeavor to limit these risks by following established risk management policies, procedures and strategies, including, on occasion, the use of derivative instruments. We do not use derivative instruments for trading or speculative purposes.

Derivative instruments are recorded on our consolidated balance sheets as assets or liabilities based on each instrument’s fair value. Changes in the fair value of derivative instruments are recognized currently in earnings, unless the derivative instrument meets the criteria for hedge accounting contained in ASC Topic 815, Derivatives and Hedging (“ASC 815”). If the derivative instruments meet the criteria for a cash flow hedge, the gains and losses recognized upon changes in the fair value of the derivative instrument are recorded in other comprehensive income. Gains and losses on a cash flow hedge are reclassified into earnings when the forecasted transaction affects earnings. A contract that is designated as a hedge of an anticipated transaction which is no longer likely to occur is immediately recognized in earnings.

For investments in entities reported under the equity method of accounting, we record our pro rata share of the entity’s derivative instruments’ fair value, other comprehensive income or loss and gains and losses determined in accordance with ASC 323 and ASC 815 as applicable.

Redeemable Limited Partnership Unitholder Interests

NHP/PMB L.P. (“NHP/PMB”) is a limited partnership that we formed in February 2008 to acquire properties from entities affiliated with Pacific Medical Buildings LLC (see Note 5). We consolidate NHP/PMB consistent with the provisions of ASC 810, as our wholly owned subsidiary is the general partner and exercises control. As of December 31, 2010 and December 31, 2009, third party investors owned 2,176,700 and 1,629,752 Class A limited partnership units in NHP/PMB (“OP Units”), respectively, which represented 32.0% and 52.4% of the total units outstanding as of December 31, 2010 and December 31, 2009, respectively. As of December 31, 2010 and December 31, 2009, 4,619,330 and 1,482,713 Class B limited partnership units in NHP/PMB were outstanding, respectively, all of which were held by our subsidiaries. During 2010, 577,114 OP Units were issued by NHP/PMB in connection with acquisitions and under terms of an agreement with Pacific Medical Buildings and certain of its affiliates (see Note 5). After a one year holding period, the OP Units are exchangeable for cash or, at our option, shares of our common stock equal to the “REIT Shares Amount” per OP Unit. As of December 31, 2010, the REIT Shares Amount was 1.000. We have entered into a registration rights agreement with the holders of the OP Units which, subject to the terms and conditions set forth therein, obligates us to register the shares of common stock that we may issue in exchange for such OP Units. As registration rights are outside of our control, the redeemable OP unitholder interests are classified outside of permanent equity on our consolidated balance sheets. During 2010, 30,166 OP Units were converted into 30,166 shares of our common stock. During 2009, 202,361 OP Units were exchanged for 202,361 shares of our common stock. We applied the provisions of ASC

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December 31, 2010

Topic 480, Distinguishing Liabilities from Equity, to reflect the redeemable OP unitholder interests at the greater of cost or fair value. As of December 31, 2010, the fair value of the OP Units exceeded the cost basis by $16.8 million, and the adjustment was recorded through capital in excess of par value. The value of the OP Units held by redeemable OP unitholder interests was $79.2 million and $57.3 million as of December 31, 2010 and December 31, 2009, respectively.

Noncontrolling Interests

We have four consolidated joint ventures in which we have equity interests, ranging from 71% to 95%, in nine multi-tenant medical office buildings and one development project (see Note 5).

NHP/PMB has equity interests, ranging from 50% to 69%, in three joint ventures which each own one multi-tenant medical office building (see Note 5). The joint ventures are consolidated by NHP/PMB, and we consolidate NHP/PMB in our consolidated financial statements.

We also have six partnerships in which we have equity interests, ranging from 51% to 96%, in 11 skilled nursing facilities, five assisted and independent living facilities, one continuing care retirement community and one specialty hospital (see Note 3). We consolidate the partnerships in our consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

Stock-Based Compensation

We account for stock-based compensation in accordance with the provisions of ASC Topic 718, Compensation-Stock Compensation, which require stock-based compensation awards to be valued at the fair value on the date of grant and amortized as an expense over the vesting period and require any dividend equivalents earned to be treated as dividends for financial reporting purposes. Net income reflects stock-based compensation expense of $6.9 million in 2010, $7.0 million in 2009 and $5.8 million in 2008.

Income Taxes

We intend to continue to qualify as a REIT under Sections 856 through 860 of the Code, and accordingly, no provision has been made for federal income taxes. However, we are subject to certain state and local taxes on our income and/or property, and these amounts are included in the expense caption “General and administrative” on our consolidated income statements.

As part of the process of preparing our consolidated financial statements, significant management judgment is required to estimate our compliance with REIT requirements. Our determinations are based on interpretation of tax laws, and our conclusions may have an impact on the income tax expense recognized. Adjustments to income tax expense may be required as a result of (i) audits conducted by federal and state tax authorities; (ii) our ability to qualify as a REIT; (iii) the potential for built-in-gain recognized related to prior-tax-free acquisitions of C corporations; and (iv) changes in tax laws. Adjustments required in any given period are included in income, other than adjustments to income tax liabilities acquired in business combinations, which would be adjusted through goodwill.

Earnings per Share (EPS)

Basic EPS is computed by dividing income from continuing operations available to common stockholders by the weighted average common shares outstanding. Income from continuing operations available to common stockholders is calculated by deducting amounts attributable to noncontrolling interests, amounts attributable to participating securities and dividends declared on preferred stock from income from continuing operations.

We apply the provisions of ASC Topic 260, Earnings per Share, which require that the two-class method of computing basic earnings per share be applied when there are unvested share-based payment awards that contain rights to nonforfeitable dividends outstanding during a reporting period. These participating securities share in undistributed earnings with common stockholders for purposes of calculating basic earnings per share.

Diluted EPS includes the effect of any potential shares outstanding, which for us is comprised of dilutive stock options, other share-settled compensation plans and, if the effect is dilutive, our 7.75% Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), which was redeemed on January 18, 2010 (see Note 11) and/or OP Units. The dilutive effect of stock options and other share-settled compensation plans that do not contain rights to nonforfeitable dividends is calculated using the treasury stock method with an offset from expected proceeds upon exercise of the stock options and unrecognized compensation expense.

Fair Value

We apply the provisions of ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) to our financial assets and liabilities measured at fair value on a recurring basis and to our nonfinancial assets and liabilities that are not required or permitted to be measured at fair value on a recurring basis.

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December 31, 2010

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820 also specifies a three-level hierarchy of valuation techniques based upon whether the inputs reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs) or reflect our own assumptions of market participant valuation (unobservable inputs) and requires the use of observable inputs if such data is available without undue cost and effort. The hierarchy is as follows:

•           Level 1 — quoted prices for identical instruments in active markets.

•           Level 2 — observable inputs other than Level 1 inputs, including quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and other derived valuations with significant inputs or value drivers that are observable or can be corroborated by observable inputs in active markets.

•           Level 3 — unobservable inputs or derived valuations with significant inputs or value drivers that are unobservable.

Fair value measurements as of December 31, 2010 are as follow:

	Fair Value	Level 1	Level 2	Level 3
	(In thousands)
Financial assets	$5,282	$5,282	$—	$—
Financial liabilities	(5,282)	(5,282)	—	—
Interest rate swaps	11,157	—	11,157	—
Redeemable OP unitholder interests	79,188	—	79,188	—
	$90,345	$—	$90,345	$—

Amounts related to our deferred compensation plan are invested in various financial assets, and the fair value of the corresponding assets and liabilities is based on market quotes. Interest rate swaps are valued using standard derivative pricing models that consider forward yield curves and discount rates. OP Units are exchangeable for cash or, at our option, shares of our common stock equal to the REIT Shares Amount. As such, the fair value of OP Units outstanding as of December 31, 2010 is based on the closing price of our common stock on December 31, 2010, which was $36.38 per share.

The provisions of ASC Topic 825, Financial Instruments, provide companies with an option to report selected financial assets and liabilities at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. We have not elected to apply the fair value option to any specific financial assets or liabilities.

The carrying amount of cash and cash equivalents approximates fair value because of the short maturities of these instruments. The fair value of mortgage and other loans receivable are based upon the estimates of management and on rates currently prevailing for comparable loans. The fair value of long-term debt is estimated based on discounting future cash flows utilizing current rates offered to us for debt of a similar type and remaining maturity.

The table below details the fair values and book values for mortgage and other loans receivable and the components of long-term debt as of December 31, 2010. These fair value estimates are not necessarily indicative of the amounts that would be realized upon disposition of these financial instruments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

	Book Value	Fair Value
	(In thousands)
Mortgage loans receivable	$310,221	$314,534
Other loans receivable	$74,258	$66,461
Unsecured senior credit facility	$175,000	$175,000
Senior notes	$991,633	$1,090,446
Notes and bonds payable	$362,624	$353,144

During 2010, we acquired one mortgage loan (see Note 4) and assumed secured debt as part of certain acquisitions (see Note 10). The valuations were determined using Level 2 inputs of rates prevailing for comparable loans at the time of acquisition. During 2010, we recognized an impairment charge related to one asset held for sale, the fair value for which was determined using Level 2 and 3 inputs (see Note 7).

Impact of New Accounting Pronouncements

In June 2009, the FASB updated ASC 810 to require ongoing analyses to determine whether an entity’s variable interest gives it a controlling financial interest in a variable interest entity (“VIE”), making it the primary beneficiary, based on whether the entity (i) has the power to direct activities of the VIE that most significantly impact its economic performance, including whether it has an implicit financial responsibility to ensure the VIE operates as designed, and (ii) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Enhanced disclosures regarding an entity’s involvement with VIEs are also required under the provisions of ASC 810. These requirements became effective January 1, 2010. The adoption of these requirements did not have a material impact on our results of operations or financial position.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, Improving Disclosures About Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 adds new requirements for disclosures of significant transfers into and out of Levels 1, 2 and 3 of the fair value hierarchy, the reasons for the transfers and the policy for determining when transfers are recognized. ASU 2010-06 also adds new requirements for disclosures about purchases, sales, issuances and settlements on a gross rather than net basis relating to the reconciliation of the beginning and ending balances of Level 3 recurring fair value measurements. It also clarifies the level of disaggregation to require disclosures by “class” rather than by “major category of assets and liabilities” and clarifies that a description of inputs and valuation techniques used to measure fair value is required for both recurring and nonrecurring fair value measurements classified as Level 2 or 3. ASU 2010-06 became effective January 1, 2010 except for the requirements to provide the Level 3 activity of purchases, sales, issuances and settlements on a gross basis, which are effective January 1, 2011. The adoption of ASU 2010-06 has not and is not expected to have a material impact on our results of operations or financial position.

In February 2010, the FASB issued ASU 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 amends ASC Topic 855, Subsequent Events, to require SEC registrants and conduit bond obligors to evaluate subsequent events through the date that the financial statements are issued, however, SEC registrants are exempt from disclosing the date through which subsequent events have been evaluated. All other entities are required to evaluate subsequent events through the date that the financial statements are available to be issued and must disclose the date through which subsequent events have been evaluated. ASU 2010-09 was effective upon issuance for all entities except conduit debt obligors. The adoption of ASU 2010-09 did not have an impact on our results of operations or financial position.

In July 2010, the FASB issued ASU 2010-20, Disclosures About the Credit Quality of Financing Receivables and the Allowance for Credit Losses (“ASU 2010-20”). ASU 2010-20 amends ASC Topic 310, Receivables, to require additional disclosures regarding credit quality and the allowance for credit losses related to financing receivables, including credit quality indicators and past due and modification information. Disclosures must be

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

disaggregated by segment and class. The disclosures as of the end of a reporting period became effective December 31, 2010, and the disclosures about activity that occurs during a reporting period are effective January 1, 2011. The adoption of these requirements did not have an impact on our results of operations or financial position.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

3.  Real Estate Properties

As of December 31, 2010, we had direct ownership of:

Assisted and independent living facilities	267
Skilled nursing facilities	178
Continuing care retirement communities	10
Specialty hospitals	7
Triple-net medical office buildings	24
Multi-tenant medical office buildings, including 21 owned by consolidated joint ventures (see Note 5)	83
Development projects, including one owned by a consolidated joint venture (see Note 5)	2
Assets held for sale (see Note 7)	2
573

We lease our owned senior housing and long-term care facilities and certain medical office buildings to single tenants under “triple-net,” and in most cases, “master” leases that are accounted for as operating leases. These leases generally have an initial term of up to 20 years and generally have two or more multiple-year renewal options. As of December 31, 2010, approximately 88% of these facilities were leased under master leases. In addition, the majority of these leases contain cross-collateralization and cross-default provisions tied to other leases with the same tenant, as well as grouped lease renewals and grouped purchase options. As of December 31, 2010, leases covering 417 triple-net leased facilities were backed by security deposits consisting of irrevocable letters of credit or cash totaling $78.8 million. Under terms of the leases, the tenant is responsible for all maintenance, repairs, taxes, insurance and capital expenditures on the leased properties. As of December 31, 2010, leases covering 386 facilities contained provisions for property tax impounds, and leases covering 274 facilities contained provisions for capital expenditure impounds. We generally lease medical office buildings to multiple tenants under separate non-triple-net leases, where we are responsible for many of the associated operating expenses (although many of these are, or can effectively be, passed through to the tenants). However, some of the medical office buildings are subject to triple-net leases, where the lessees are responsible for the associated operating expenses.

The following table lists our owned real estate properties, excluding assets held for sale, as of December 31, 2010:

	Number of Facilities	Land	Buildings and Improvements	Total Real Estate Investment	Accumulated Depreciation	Notes and Bonds Payable
	(Dollar amounts in thousands)
Assisted and independent living facilities	267	$165,453	$1,645,881	$1,811,334	$316,024	$115,670
Skilled nursing facilities	178	90,732	1,007,133	1,097,865	255,793	—
Continuing care retirement communities	10	8,452	119,639	128,091	26,352	—
Specialty hospitals	7	6,114	70,089	76,203	19,147	—
Medical office buildings — triple-net	24	24,956	93,790	118,746	5,901	13,422
Medical office buildings — multi-tenant	83	43,827	743,213	787,040	47,384	233,532
	569	$339,534	$3,679,745	$4,019,279	$670,601	$362,624

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

Future minimum rentals on non-cancelable leases, including medical office building leases, as of December 31, 2010 are as follows:

Year	Rentals
(In thousands)
2011	$412,709
2012	$394,002
2013	$370,128
2014	$344,834
2015	$324,514
Thereafter	$1,631,980

In addition to the transactions with Pacific Medical Buildings LLC described below and in Note 5, during 2010, we acquired 21 skilled nursing facilities, 20 assisted and independent living facilities, seven medical office buildings and one continuing care retirement community subject to triple-net leases and 15 multi-tenant medical office buildings in 17 separate transactions for an aggregate investment of $437.2 million, including the assumption of $15.8 million of mortgage financing. The transactions included the acquisition of equity interests ranging from 91% to 96% in ten of the skilled nursing facilities, four of the assisted and independent living facilities and the continuing care retirement community. In connection with the acquisition of five of the assisted and independent living facilities and one of the skilled nursing facilities described above, we funded two unsecured loans totaling $5.5 million and funded an additional $0.4 million subsequent to acquisition during 2010.

During 2010, we acquired the remaining 55.05% interest in PMB SB 399-401 East Highland LLC (“PMB SB”), an entity affiliated with Pacific Medical Buildings LLC that owns two multi-tenant medical office buildings. PMB SB was valued at $17.4 million at the date of acquisition, and the acquisition was paid in a combination of cash and the assumption of $11.2 million of mortgage financing (of which $6.2 million was previously attributable to the controlling interest in PMB SB) (see Note 6).

During 2010, we also entered into an agreement to develop an assisted and independent living facility. The total budget for the project is $6.6 million. Costs of $1.2 million were incurred as of December 31, 2010 and are included in the caption “Development in progress” on our consolidated balance sheets.

During 2010, we funded $21.0 million in expansions, construction and capital improvements at certain facilities in our triple-net leases segment in accordance with existing lease provisions. Such expansions, construction and capital improvements generally result in an increase in the minimum rents earned by us on these facilities either at the time of funding or upon completion of the project. As of December 31, 2010, we had committed to fund additional expansions, construction and capital improvements of $14.5 million. During 2010, we also funded $2.0 million in capital and tenant improvements at certain multi-tenant medical office buildings.

During 2010, we sold nine skilled nursing facilities and three assisted and independent living facilities for net cash proceeds of $43.6 million that resulted in a total gain of $16.9 million which is included in the caption “Gain on sale of facilities, net” in “Discontinued operations” on our consolidated income statements.

During 2010, we sold the assisted living portion of a continuing care retirement community, for which we had an existing mortgage loan secured by the skilled nursing portion of such continuing care retirement community (see Note 4) to the tenant of the facility. We provided financing of $6.5 million related to the sale, including the concurrent repayment of a $0.7 million unsecured loan which had previously been included in the caption “Other assets” on our consolidated balance sheets (see Note 4). As we have a continuing interest in the facility, operating results from the facility are included in income from continuing operations on our consolidated income statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

During 2010, we transferred and assigned our controlling interest in one consolidated partnership which owned one assisted and independent living facility (“Partnership A”) to our partner in exchange for our partner’s noncontrolling interest in a second consolidated partnership which owned one assisted and independent living facility (“Partnership B”). We had previously provided a mortgage loan to Partnership A which was assigned to our partner as part of the exchange transaction (see Note 4). Upon exchange of the ownership interests, the remaining $1.7 million of noncontrolling interests in the partnerships was eliminated.

During 2010, we transferred one skilled nursing facility and one medical office building to assets held for sale (see Note 7).

On August 21, 2009, we acquired the remaining outside interests in the two consolidated joint ventures we had with Broe for $4.3 million (see Note 5). As a result of this acquisition, we now have direct ownership of the 36 multi-tenant medical office buildings located in nine states previously owned by the joint ventures.

During 2009, we funded $34.4 million in expansions, construction and capital improvements at certain facilities in our triple-net leases segment in accordance with existing lease provisions. Such expansions, construction and capital improvements generally result in an increase in the minimum rents earned by us on these facilities either at the time of funding or upon completion of the project.

During 2009, we sold five skilled nursing facilities for a gross purchase price of $23.3 million that resulted in a total gain of $9.5 million which is included in the caption “Gain on sale of facilities, net” in “Discontinued operations” on our consolidated income statements.

We recognized an impairment charge of $15.0 million related to one asset held for sale during 2010 (see Note 7). No impairments were recognized during 2009 or 2008.

4.  Mortgage Loans Receivable

As of December 31, 2010, we held 20 mortgage loans receivable secured by:

Multi-tenant medical office buildings	27
Skilled nursing facilities	20
Assisted and independent living facilities	12
Continuing care retirement communities	1
Land parcel	1
61

As of December 31, 2010, the mortgage loans receivable had an aggregate principal balance of $310.2 million and are reflected in our consolidated balance sheets net of aggregate deferred gains and discounts totaling $21.0 million, with individual outstanding balances ranging from $0.7 million to $83.1 million and maturities ranging from 2010 to 2031. We had a $6.6 million mortgage loan which matured during 2010 and is expected to be repaid during the first quarter of 2011. The borrower was current on all interest payments as of December 31, 2010, and the loan is included in the 2011 maturities in the table below. The principal balances of mortgage loans receivable as of December 31, 2010 mature as follows:

Year	Maturities
(In thousands)
2011	$111,889
2012	1,414
2013	8,366

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

Year	Maturities
(In thousands)
2014	2,742
2015	3,145
Thereafter	182,665
310,221
Less: deferred gains and discounts	(21,034)
$289,187

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

The following table lists our mortgage loans receivable as of December 31, 2010:

	Facilities and Land Parcel	Interest Rate	Final Maturity Date	Estimated Balloon Payment(1)	Original Face Amount of Mortgages	Carrying Amount of Mortgages
	(Dollar amounts in thousands)
Skilled Nursing Facilities:
California	7	12.25%	12/11	$57,477	$57,477	$47,575
California	1	12.09%	01/22	10,589	10,589	10,589
Florida	1	9.75%	12/18	5,358	5,630	5,484
Florida	1	11.59%	05/17	4,996	5,409	5,297
Illinois	1	9.00%	01/24	—	9,500	7,030
Indiana	1	10.40%	06/13	6,750	6,750	6,750
Kansas	2	11.58%	01/13	896	1,148	569
		6.80%	10/14	1,934	2,000	2,000
Louisiana	1	10.89%	04/15	2,453	3,850	3,041
Michigan	4	15.00%	06/10	6,604	6,671	6,604
Pennsylvania	1	10.82%	06/17	12,403	12,403	12,403
Subtotal	20			109,460	121,427	107,342
Assisted and Independent Living Facilities:
Delaware	1	10.50%	06/11	5,280	5,280	4,533
Florida	1	9.00%	11/11	6,220	6,220	4,415
Louisiana	1	10.50%	06/11	7,260	7,260	6,232
Massachusetts	1	9.52%	06/23	8,500	8,500	8,500
Ohio	1	10.50%	06/11	6,270	6,270	5,382
Tennessee	1	10.50%	06/11	5,280	5,280	4,533
Tennessee	1	9.00%	11/11	3,252	3,252	2,308
Virginia	1	10.50%	06/11	8,910	8,910	7,649
Virginia	1	9.00%	11/11	4,665	4,665	3,311
Washington	1	6.00%	07/17	6,030	6,856	6,098
Washington	1	8.00%	08/20	25,000	25,000	25,000
Washington	1	9.06%	03/31	5,229	5,229	4,237
Subtotal	12			91,896	92,722	82,198
Continuing Care Retirement Community:
Florida	1	9.38%	01/20	15,848	15,848	15,848
Subtotal	1			15,848	15,848	15,848
Medical Office Building:
Arizona	5	8.25%	03/17	16,792	16,792	16,792
California	4	8.25%	03/17	15,175	15,175	15,175
Florida	13	8.25%	03/17	42,884	42,884	42,884
Kentucky	1	8.25%	03/17	620	620	620
New Jersey	1	8.25%	03/17	1,787	1,787	1,787
Nevada	2	8.25%	03/17	4,734	4,734	4,734
West Virginia	1	8.25%	03/17	1,115	1,115	1,115
Subtotal	27			83,107	83,107	83,107
Land Parcel:
Texas	1	9.00%	09/12	692	692	692
Subtotal	1			692	692	692
	61			$301,003	$313,796	$289,187

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

(1)                         Certain mortgage loans receivable require monthly principal and interest payments at level amounts over life to maturity and others require monthly interest only payments until maturity. Some mortgage loans receivable have interest rates which periodically adjust, but cannot decrease, which results in varying principal and interest payments over the life of the loan, in which case the balloon payments reflected are an estimate. Most mortgage loans receivable require a prepayment penalty based on a percentage of principal outstanding or a penalty based upon a calculation maintaining the yield we would have earned if prepayment had not occurred.

During 2010, we funded four mortgage loans secured by 27 medical office buildings, one assisted and independent living facility and four skilled nursing facilities in the amount of $155.3 million. In connection with the funding of a mortgage loan secured by one of the skilled nursing facilities, we agreed to fund up to $10.9 million to expand the facility and funded $1.9 million as of December 31, 2010. During 2010, we also acquired one mortgage loan secured by one assisted and independent living facility with an effective interest rate of 8.27% for $6.1 million, net of a $0.8 million discount, and secured a $2.0 million unsecured loan which had previously been included in the caption “Other assets” on our consolidated balance sheets with two skilled nursing facilities.

During 2010, we also funded $6.8 million and $52.8 million under loans to our consolidated joint ventures with PMB Gilbert LLC and PMB Pasadena LLC, respectively (see Note 5). As we consolidate these joint ventures, these balances have been eliminated for purposes of our consolidated financial statements.

During 2010, we sold the assisted living portion of a continuing care retirement community, for which we had an existing mortgage loan secured by the skilled nursing portion of such continuing care retirement community to the tenant of the facility. For facility count purposes, this was previously accounted for in real estate properties as a continuing care retirement community (see Note 3). We provided financing of $6.5 million related to the sale, including the concurrent repayment of a $0.7 million unsecured loan which had previously been included in the caption “Other assets” on our consolidated balance sheets, and funded an additional $0.4 million subsequent to the sale.

During 2010, we transferred and assigned our controlling interest in Partnership A to our partner in exchange for our partner’s noncontrolling interest in Partnership B (see Note 3). We had previously provided a mortgage loan in the amount of $5.2 million to Partnership A which was assigned to our partner as part of the exchange transaction. Fair value at the exchange transaction date was determined based on estimates considering factors and assumptions including historical operating results, available market information and known trends and market/economic conditions. The exchange transaction resulted in a $1.0 million gain which was deferred.

During 2010, we also funded $2.5 million on existing loans.

As of February 1, 2010, we acquired the multi-tenant medical office building which served as collateral for our $47.5 million mortgage loan from a related party, and as a result, the loan was retired (see Notes 5 and 22).

In 2009, we entered into an agreement with one of our triple-net tenants, Brookdale Senior Living, Inc. (“Brookdale”), under which we became a lender with an initial commitment of $8.8 million under their $230.0 million revolving loan facility. During 2009, we funded $7.5 million which was subsequently repaid. As of December 31, 2009, there was no balance outstanding. The revolving loan facility was terminated as of February 23, 2010. There was no balance outstanding at the date of termination.

During 2009, we also funded an additional $2.5 million on existing mortgage loans.

During 2009, one mortgage loan totaling $3.7 million (including $0.7 million funded during 2009) was prepaid.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

The following table summarizes the changes in mortgage loans receivable, net during 2010 and 2009:

	Year Ended December 31,
	2010	2009
	(In thousands)
Balance at January 1	$158,113	$159,899
New mortgage loans	164,722	7,461
Issuance of mortgage loan receivables upon sale of real estate/disposition of noncontrolling interest	11,487	—
Additional fundings on existing mortgage loans	2,500	2,521
Securitization of previously unsecured loan	2,000
Deferred gains	(993)	—
Discount	(758)	—
Amortization of deferred gains, premiums and discounts, net	159	(58)
Collection of principal	(543)	(11,710)
Retirement of mortgage loan upon acquisition of real estate	(47,500)	—
Balance at December 31	$289,187	$158,113

As of December 31, 2010 we had one mortgage loan to Brookdale secured by five assisted and independent living facilities with a carrying value of $28.3 million (net of a deferred gain of $4.7 million). The loan had a stated maturity date of June 2011 and was prepaid during January 2011 (see Notes 14 and 24).

5.  Medical Office Building Joint Ventures

NHP/PMB L.P.

In February 2008, we entered into an agreement (the “Contribution Agreement”) with Pacific Medical Buildings LLC and certain of its affiliates to acquire up to 18 multi-tenant medical office buildings, including six that were in development, for $747.6 million, including the assumption of approximately $282.6 million of mortgage financing. Under the Contribution Agreement, in 2008, NHP/PMB acquired interests in nine of the 18 medical office buildings, one of which consisted of a 50% interest through a joint venture which is consolidated by NHP/PMB. During 2008, we also acquired one of the 18 medical office buildings directly (not through NHP/PMB). During 2009, we elected to terminate the Contribution Agreement with respect to six properties after the conditions for us to close on such properties were not satisfied. As a result of the elimination of these six properties, under the Contribution Agreement, NHP/PMB became obligated to pay $3.0 million (the “2009 Premium Adjustment”), of which $2.7 million was payable to Pacific Medical Buildings LLC. The portion of the 2009 Premium Adjustment not payable to Pacific Medical Buildings LLC was paid in the form of $0.2 million in cash and the issuance of 2,551 additional OP Units with an aggregate cost basis of $0.1 million. As a result of the cash and stock paid with respect to the Current Premium Adjustment, we received an additional 6,481 Class B limited partnership units in NHP/PMB.

As of February 1, 2010, we entered into an amendment to the Contribution Agreement which reinstated one of the six properties that were previously eliminated from the Contribution Agreement. NHP/PMB acquired this multi-tenant medical office building for $74.0 million, which was paid in a combination of cash and the issuance of 301,599 OP Units with a fair value at the date of issuance of $10.0 million. As a result of such acquisition, we retired our $47.5 million mortgage loan from a related party to which such acquired medical office building had served as collateral (see Note 22). Additionally, as of February 1, 2010, we acquired a majority ownership interest in a joint venture which owns one multi-tenant medical office building (see NHP/PMB Gilbert LLC below), amended and restated our agreement with NHP/PMB, PMB LLC and PMB Real Estate Services LLC (“PMBRES”) as described below and amended our agreement with PMB Pomona LLC to provide for the future

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

acquisition by NHP/PMB of a medical office building currently in development (see Note 22). In connection with these transactions, NHP/PMB entered into a Third Amendment to the Amended and Restated Agreement of Limited Partnership of NHP/PMB, which, among other things, authorized NHP/PMB to acquire properties affiliated with Pacific Medical Buildings LLC pursuant to agreements other than the Contribution Agreement.

As of March 1, 2010, we entered into an amendment to the Contribution Agreement which reinstated another two of the six properties that were previously eliminated from the Contribution Agreement. NHP/PMB acquired a 65% interest in a joint venture which is consolidated by NHP/PMB that owns one of the two multi-tenant medical office buildings valued at $79.9 million. The acquisition was paid in a combination of cash, the assumption of $48.1 million of mortgage financing and the issuance of 152,238 OP Units with a fair value at the date of issuance of $5.0 million. NHP/PMB acquired a 69% interest in a joint venture which is consolidated by NHP/PMB that owns the second multi-tenant medical office building valued at $69.3 million. The acquisition was paid in a combination of cash, the assumption of $50.2 million of mortgage financing and the issuance of 121,489 OP Units with a fair value at the date of issuance of $4.0 million. Additionally, as of March 1, 2010, we acquired the remaining interest in PMB SB (see Note 6).

The amendment to the Contribution Agreement dated as of March 1, 2010 also eliminated one of the two remaining properties from the Contribution Agreement, however, we concurrently entered into a joint venture with PMB Pasadena LLC (an entity affiliated with Pacific Medical Buildings LLC) to acquire this property (see NHP/PMB Pasadena LLC below). As a result of the elimination of this property from the Contribution Agreement, NHP/PMB became obligated to pay $2.1 million (the “2010 Premium Adjustment”), of which $1.9 million was payable to Pacific Medical Buildings LLC in cash. The portion of the 2010 Premium Adjustment not payable to Pacific Medical Buildings LLC was paid in the form of $0.1 million in cash and the issuance of 1,788 additional OP Units with an aggregate value of $57,000. As a result of the payment, we received an additional 4,514 Class B limited partnership units in NHP/PMB. Under the Contribution Agreement, if the agreement is terminated with respect to the remaining development property, NHP/PMB will become obligated to pay approximately $2.4 million (the “Future Premium Adjustment”) which has been accrued as of December 31, 2010 and of which a portion would be payable to Pacific Medical Buildings LLC.

Under the terms of the Contribution Agreement, a portion of the consideration for the multi-tenant medical office buildings is paid in the form of OP Units. After a one-year holding period, the OP Units are exchangeable for cash or, at our option, shares of our common stock equal to the REIT Shares Amount. During 2010, 30,166 OP Units were converted into 30,166 shares of our common stock. During 2009, 202,361 OP Units were converted into 202,361 shares of our common stock. As of December 31, 2010, 1,599,586 of the remaining OP Units had been outstanding for one year or longer and were exchangeable for cash of $58.2 million. During 2010 and 2009, cash distributions from NHP/PMB of $3.6 million and $3.1 million, respectively, were made to OP unitholders.

Additionally, we have entered into an agreement (the “Pipeline Agreement”) with NHP/PMB, PMB LLC and PMBRES (see Note 6) pursuant to which we or NHP/PMB currently have the right, but not the obligation, to acquire up to approximately $1.3 billion of multi-tenant medical office buildings developed by PMB LLC through April 2019. As of February 1, 2010, the Pipeline Agreement was amended and restated to provide NHP/PMB with the option to acquire medical office buildings developed in the future through a joint venture between NHP and PMB LLC, obligate us to provide or arrange financing for approved developments and provide us with improved terms, including preferred returns, a reduction in PMB LLC’s promote interest and acquisition pricing determined at the time of acquisition rather than at the pre-development stage. As of September 23, 2010, we entered into a joint venture with PMB Mission Hills 1 LLC (an entity affiliated with Pacific Medical Buildings LLC) to develop a medical office building with a total budget of $53.0 million (see PDP Mission Hills 1 LLC below) in accordance with the terms of the Pipeline Agreement. We concurrently entered into an agreement with NHP/PMB, PMB LLC and PMB Mission Hills 1 LLC under which the interests in the joint venture will be contributed to NHP/PMB subsequent to completion of development in accordance with the terms of the Pipeline Agreement.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

During 2010 and 2009, NHP/PMB funded $0.7 million and $0.2 million, respectively, in capital and tenant improvements at certain facilities.

All intercompany balances with NHP/PMB have been eliminated for purposes of our consolidated financial statements.

NHP/PMB Gilbert LLC

As of February 1, 2010, we entered into a joint venture with PMB Gilbert LLC (an entity affiliated with Pacific Medical Buildings LLC) called NHP/PMB Gilbert LLC (“Gilbert JV”) to acquire a multi-tenant medical office building. PMB Gilbert LLC contributed the multi-tenant medical office building to Gilbert JV, and we contributed $6.3 million in cash. Additionally, we agreed to loan Gilbert JV up to $8.8 million as project financing at an interest rate of 7.00%, including $6.8 million that was disbursed initially and remains outstanding as of December 31, 2010. We hold a 71.17% equity interest in the joint venture and PMB Gilbert LLC holds a 28.83% equity interest. PMB Gilbert LLC is the managing member of Gilbert JV, but we consolidate the joint venture in our consolidated financial statements. The accounting policies of the joint venture are consistent with our accounting policies. Pursuant to a contribution agreement dated as of February 1, 2010, among us, NHP/PMB, Pacific Medical Buildings LLC and PMB Gilbert LLC, NHP/PMB may in the future acquire Gilbert JV if certain conditions are met.

Net income or loss is allocated between the partners in the joint venture based on the hypothetical liquidation at book value method (the “HLBV method”). Under the HLBV method, net income or loss is allocated between the partners based on the difference between each partner’s claim on the net assets of the partnership at the end and beginning of the period, after taking into account contributions and distributions. Each partner’s share of the net assets of the partnership is calculated as the amount that the partner would receive if the partnership were to liquidate all of its assets at net book value and distribute the resulting cash to creditors and partners in accordance with their respective priorities. Under this method, in any given period, we could be recording more or less income than the joint venture has generated or more or less income than actual cash distributions received and more or less than what we may receive in the event of an actual liquidation. During 2010, operating cash distributions from Gilbert JV of $0.2 million and $4,000 were made to us and to PMB Gilbert LLC, respectively.

During 2010, Gilbert JV funded $0.1 million in capital and tenant improvements at certain facilities.

All intercompany balances with Gilbert JV have been eliminated for purposes of our consolidated financial statements.

NHP/PMB Pasadena LLC

As of March 1, 2010, we entered into a joint venture with PMB Pasadena LLC (an entity affiliated with Pacific Medical Buildings LLC) called NHP/PMB Pasadena LLC (“Pasadena JV”) to acquire a multi-tenant medical office building. PMB Pasadena LLC contributed the multi-tenant medical office building to Pasadena JV, and we contributed $13.5 million in cash. Additionally, we provided Pasadena JV with a $56.5 million mortgage loan at an initial interest rate equal to the greater of 3.50% or LIBOR plus 165 basis points (increasing to the greater of 5.125% or LIBOR plus 375 basis points as of April 1, 2010), of which $49.8 million has been funded, and a $3.0 million mezzanine loan at an interest rate of 15.00%, both of which remain outstanding as of December 31, 2010. We hold a 71% equity interest in the joint venture and PMB Pasadena LLC holds a 29% equity interest. PMB Pasadena LLC is the managing member of Pasadena JV, but we consolidate the joint venture in our consolidated financial statements. The accounting policies of the joint venture are consistent with our accounting policies. Pursuant to a contribution agreement dated as of March 1, 2010, among us, NHP/PMB, Pacific Medical

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

Buildings LLC and PMB Pasadena LLC, NHP/PMB may in the future acquire Pasadena JV if certain conditions are met.

Net income or loss is allocated between the partners in the joint venture based on the HLBV method. During 2010, operating cash distributions from Pasadena JV of $0.1 million were made to us.

During 2010, Pasadena JV funded $0.3 million in capital and tenant improvements at certain facilities.

All intercompany balances with Pasadena JV have been eliminated for purposes of our consolidated financial statements.

PDP Mission Hills 1 LLC

As of September 23, 2010, we entered into a joint venture with PMB Mission Hills 1 LLC (an entity affiliated with Pacific Medical Buildings LLC) called PDP Mission Hills 1 LLC (“Mission Hills JV”) to develop a medical office building. We contributed $14.7 million in cash, and PMB Mission Hills 1 LLC contributed $1.8 million in cash, and the joint venture acquired the land on which the medical office building is to be developed for $15.5 million. The total budget for the project is $53.0 million, and construction is expected to commence in early 2011. We hold an 89.1% equity interest in the joint venture and PMB Mission Hills 1 LLC holds a 10.9% equity interest. PMB Mission Hills 1 LLC is the managing member of Mission Hills JV, but we consolidate the joint venture in our consolidated financial statements. The accounting policies of the joint venture are consistent with our accounting policies. Pursuant to a contribution agreement dated as of September 23, 2010, among us, NHP/PMB, PMB LLC and PMB Mission Hills 1 LLC, the interests in the joint venture will be contributed to NHP/PMB subsequent to completion of development in accordance with the terms of the Pipeline Agreement.

During 2010, Mission Hills JV incurred costs of $16.6 million (including the land acquisition) which is included in the caption “Development in progress” on our consolidated balance sheets.

Net income or loss is allocated between the partners in the joint venture based on the HLBV method. No cash distributions were made during 2010.

All intercompany balances with Mission Hills JV have been eliminated for purposes of our consolidated financial statements.

McShane/NHP JV, LLC

In December 2007, we entered into a joint venture with McShane called McShane/NHP JV, LLC (“McShane/NHP”) to invest in multi-tenant medical office buildings. We hold a 95% equity interest in the joint venture and McShane holds a 5% equity interest. McShane is the managing member of McShane/NHP, but we consolidate the joint venture in our consolidated financial statements. The accounting policies of the joint venture are consistent with our accounting policies.

As of December 31, 2010, McShane/NHP owned seven multi-tenant medical office buildings located in one state.

Cash distributions from McShane/NHP are made in accordance with the members’ ownership interests and will continue to be made until specified returns are achieved. As the specified returns are achieved, McShane will receive an increasing percentage of the cash distributions from the joint venture. During 2010, operating cash distributions from McShane/NHP of $1.1 million and $0.1 million were made to us and to McShane, respectively.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

During 2009, operating cash distributions from McShane/NHP of $0.9 million and $0.1 million were made to us and to McShane, respectively.

During 2010 and 2009, McShane/NHP funded $1.0 million and $1.4 million, respectively, in capital and tenant improvements at certain facilities.

All intercompany balances with McShane/NHP have been eliminated for purposes of our consolidated financial statements.

NHP/Broe, LLC and NHP/Broe II, LLC

On August 21, 2009, we acquired for $4.3 million the 10% and 5% noncontrolling interests held by The Broe Companies in NHP/Broe, LLC (“Broe I”) and NHP/Broe II, LLC (“Broe II”), respectively. As a result of this acquisition, we now have direct ownership of the 36 multi-tenant medical office buildings located in nine states previously owned by Broe I and Broe II. Activity subsequent to August 21, 2009 related to these facilities is included in our consolidated activity for wholly owned real estate properties (see Note 3). Prior to our acquisition of Broe’s interests, we consolidated both joint ventures in our consolidated financial statements in accordance with ASC 810.

During the period from January 1, 2009 through August 21, 2009, Broe I and Broe II funded $1.5 million and $0.4 million, respectively, in capital and tenant improvements at certain facilities.

During the period from January 1, 2009 through August 21, 2009, Broe I exercised the first of two available 12-month extension options on a $32.9 million loan that was scheduled to mature in April 2009 and refinanced one additional $6.4 million loan that was scheduled to mature in February 2009, extending its maturity to February 2012. Both loans were prepaid during 2010.

During the period from January 1, 2009 through August 21, 2009, an additional $6.6 million was funded on an existing loan secured by a portion of the Broe II portfolio, resulting in distributions of $6.3 million and $0.3 million to us and to Broe, respectively.

During the period from January 1, 2009 through August 21, 2009, operating cash distributions from Broe I of $0.9 million and $0.1 million were made to us and to Broe, respectively, and operating cash distributions from Broe II of $1.7 million and $0.1 million were made to us and to Broe, respectively.

6.  Investment in Unconsolidated Joint Ventures

The following table sets forth the amounts from our unconsolidated joint ventures included in the caption “Income from unconsolidated joint ventures” on our consolidated income statements for the periods presented:

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
Management fees:
State pension fund investor	$4,477	$4,128	$3,940
NHP share of net income (loss):
State pension fund investor	1,033	969	250
PMBRES	(44)	(13)	(273)
PMB SB	12	17	(14)
	$5,478	$5,101	$3,903

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

State Pension FundInvestor

In January 2007, we entered into a joint venture with a state pension fund investor. The purpose of the joint venture is to acquire and develop assisted living, independent living and skilled nursing facilities. We manage and own 25% of the joint venture, which will fund its investments with approximately 40% equity contributions and 60% debt. The original approved investment target was $475.0 million, but we exceeded that amount in 2007, and the total potential investment amount has been increased to $975.0 million. The financial statements of the joint venture are not consolidated in our financial statements as our joint venture partner has substantive participating rights, and accordingly our investment is accounted for using the equity method.

As of December 31, 2010, the joint venture owned 19 assisted and independent living facilities, 14 skilled nursing facilities and one continuing care retirement community located in nine states.

During 2010, the joint venture prepaid two loans totaling $4.3 million with a weighted average rate of 9.16%, and placed $12.0 million of mortgage financing on a portion of its portfolio resulting in net cash distributions of $5.5 million and $1.8 million to our joint venture partner and to us, respectively.

During 2009, the joint venture retired three loans totaling $8.8 million with a weighted average rate of 6.37%, secured by six facilities, for $7.5 million, resulting in a net gain of $1.3 million which is reflected as gain on debt extinguishment, net on the joint venture’s income statements. In connection with the debt retirement, we made contributions of $1.9 million to the joint venture.

During 2008, the joint venture entered into an interest rate swap contract that is designated as effectively hedging the variability of expected cash flows related to variable rate debt placed on a portion of its portfolio. The cash flow hedge has a fixed rate of 4.235%, a notional amount of $126.1 million and expires on January 1, 2015. The fair value of this contract as of December 31, 2010 and 2009 was $12.8 million and $8.2 million, respectively, which is included as a liability on the joint venture’s balance sheets.

During 2010 and 2009, we made additional contributions of $0.1 million and $0.2 million, respectively, to the joint venture. Cash distributions from the joint venture are made in accordance with the members’ ownership interests until specified returns are achieved. As the specified returns are achieved, we will receive an increasing percentage of the cash distributions from the joint venture. During 2010 and 2009, we received additional distributions of $3.5 million and $2.3 million, respectively, from the joint venture. In addition to our share of the income, we receive a monthly management fee calculated as a percentage of the equity investment in the joint venture. This fee is included in our income from unconsolidated joint ventures and in the general and administrative expenses on the joint venture’s income statement.

The unaudited condensed balance sheet and income statement for the joint venture below present its financial position as of December 31, 2010 and 2009 and its results of operations for the years ended December 31, 2010, 2009 and 2008.

BALANCE SHEET

	Year Ended December 31,
	2010	2009
	(In thousands)
ASSETS
Investments in real estate:
Land	$38,892	$38,892
Buildings and improvements	535,529	532,470
	574,421	571,362
Less accumulated depreciation	(61,780)	(42,878)
	512,641	528,484
Cash and cash equivalents	4,769	3,689
Other assets	7,306	6,823
	$524,716	$538,996
LIABILITIES AND EQUITY
Notes and bonds payable	$340,924	$334,066
Accounts payable and accrued liabilities	17,488	13,524
Equity	166,304	191,406
	$524,716	$538,996

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

INCOME STATEMENT

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
Revenue:
Rent	$48,173	$46,502	$45,541
Interest and other income	248	135	101
	48,421	46,637	45,642
Expenses:
Interest expense	20,593	20,665	19,939
Depreciation and amortization	18,913	18,740	18,359
General and administrative	4,769	4,667	6,345
	44,275	44,072	44,643
Operating income	4,146	2,565	999
Gain on debt extinguishment, net	—	1,327	—
Net income	4,146	3,892	999
Net income attributable to noncontrolling interests	(13)	(13)	—
Net income available to joint venture members	$4,133	$3,879	$999

PMB Real Estate Services LLC

In February 2008, we entered into an agreement with Pacific Medical Buildings LLC to acquire a 50% interest in PMBRES, a full service property management company. The transaction closed on April 1, 2008. In consideration for the 50% interest, we paid $1.0 million at closing, and we will make an additional payment on or before March 31, 2011 equal to six times the normalized net operating profit of PMBRES for 2010 (less the amount of all prior payments). An additional payment equal to six times the Normalized Net Operating Profit, as defined, of PMBRES for 2009 was to be made on or before March 31, 2010. During 2009, PMBRES had a net operating loss, and as such, no additional payment was made on or before March 31, 2010. PMBRES provides property management services for 33 multi-tenant medical office buildings that we own or in which we have an ownership interest.

PMB SB 399-401 East Highland LLC

In August 2008, we acquired from PMB SB (an entity affiliated with Pacific Medical Buildings LLC) a 44.95% interest in an entity that owned two multi-tenant medical office buildings for $3.5 million. As of March 1, 2010, we acquired the remaining 55.05% interest in PMB SB. PMB SB was valued at $17.4 million at the date of acquisition, and the acquisition was paid in a combination of cash and the assumption of $11.2 million of mortgage financing (of which $6.2 million was previously attributable to the controlling interest in PMB SB). Prior to the acquisition, our investment in PMB SB was $3.0 million which was accounted for under the equity method. In connection with the acquisition, we re-measured our previously held equity interest at the acquisition date fair

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

value based on an independent consultant’s report and recognized a net gain on the re-measurement of $0.6 million which is included in the caption “Interest and other income” on our consolidated income statements. Subsequent activity related to these facilities is included in our consolidated activity for wholly owned real estate properties (see Note 3). During the period from January 1, 2010 to February 28, 2010, we received distributions of $0.1 million from PMB SB.

7.  Assets Held for Sale

During 2010, we transferred one skilled nursing facility and one medical office building to assets held for sale. The skilled nursing facility was sold in January 2011 for net cash proceeds of $0.8 million (see Note 24). The tenant of the medical office building has filed bankruptcy, and an impairment charge of $15.0 million was recognized in discontinued operations based on broker estimates of fair value, comparable sales in the local submarket and an unsolicited cash offer received during 2010. We intend to sell the medical office building within one year.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

8.  Intangible Assets and Liabilities

Intangible assets include items such as lease-up intangible assets, above market tenant and ground lease intangible assets and in-place lease intangible assets. Intangible liabilities include below market tenant and ground lease intangible liabilities and are included in the caption “Accounts payable and accrued liabilities” on our consolidated balance sheets. As of December 31, 2010 and 2009, intangible assets and liabilities consisted of:

	December 31,
	2010	2009
	(Dollars in thousands)
Gross intangible assets	$211,134	$129,979
Accumulated amortization	(47,896)	(36,322)
	$163,238	$93,657
Weighted average amortization period in years	24.8	23.4
Gross intangible liabilities	$18,643	$18,268
Accumulated amortization	(5,398)	(3,890)
	$13,245	$14,378
Weighted average amortization period in years	30.4	33.5

The amortization of above/below market lease intangibles is included in the caption “Medical office building operating rent” on our consolidated income statements. The amortization of other intangible assets and liabilities is included in the caption “Depreciation and amortization” on our consolidated income statements. The following table sets forth amounts included on our consolidated income statements related to the amortization of intangible assets and liabilities for the periods presented:

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
Amortization:
Above/below market lease intangibles	$342	$(585)	$(559)
Other intangible assets and liabilities	16,548	14,662	11,912
	$16,890	$14,077	$11,353

As of December 31, 2010, the future estimated aggregate amortization related to intangible assets and liabilities is as follows:

	Intangible Assets	Intangible Liabilities	Net Intangible Amortization
	(In thousands)
2011	$20,355	$1,269	$19,086
2012	17,646	1,139	16,507
2013	15,335	1,081	14,254
2014	5,663	912	4,751
2015	10,878	788	10,090
Thereafter	93,361	8,056	85,305
	$163,238	$13,245	$149,993

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

9.  Other Assets

As of December 31, 2010 and 2009, other assets consisted of:

	December 31,
	2010	2009
	(In thousands)
Other receivables, net of reserves of $6.1 million and $4.2 million at December 31, 2010 and 2009, respectively	$68,200	$68,535
Straight-line rent receivables, net of reserves of $114.7 million and $108.3 million at December 31, 2010 and 2009, respectively	39,331	27,450
Prepaid ground leases	12,804	10,051
Investments and restricted funds	12,567	9,545
Interest rate swaps	11,157	—
Deferred financing costs	8,566	11,366
Capitalized lease and loan origination costs	1,910	2,418
Other	3,500	3,787
	$158,035	$133,152

Included in other receivables at both December 31, 2010 and 2009, are two unsecured loans to Emeritus Corporation in the amount of $21.4 million and $30.0 million. The loans mature in March 2017.

10.  Debt

Unsecured Senior Credit Facility

As of December 31, 2010, we had $175.0 million outstanding on our $700.0 million revolving unsecured senior credit facility. There was no balance outstanding as of December 31, 2009. At our option, borrowings under the credit facility bear interest at the prime rate (3.25% at December 31, 2010) or applicable LIBOR plus 0.70% (1.01% at December 31, 2010). On March 12, 2009, our credit rating from Fitch Ratings was upgraded to BBB from BBB-, and on April 1, 2009, our credit rating from Moody’s was upgraded to Baa2 from Baa3. As a result, the spread over LIBOR decreased from 0.85% to 0.70%. We pay a facility fee of 0.15% per annum on the total commitment under the agreement. Effective June 25, 2010, we exercised our option to extend the maturity date by one year to December 15, 2011.

Our credit facility requires us to maintain, among other things, the financial covenants detailed below. As of December 31, 2010, we were in compliance with these covenants:

	Requirement		Actual
	(Dollar amounts in thousands)
Minimum net asset value	$820,000		$3,242,217
Maximum total indebtedness to capitalization value	60%		33%
Minimum fixed charge coverage ratio	1.75	x	3.35	x
Maximum secured indebtedness ratio	30%		9%
Maximum unencumbered asset value ratio	60%		26%

Our credit facility allows us to exceed the 60% requirements, up to a maximum of 65%, on the maximum total indebtedness to capitalization value and maximum unencumbered asset value ratio for up to two consecutive fiscal quarters.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

Senior Notes

The aggregate principal amount of notes outstanding at each of December 31, 2010 and 2009 was $991.6 million, and the weighted average interest rate on the notes was 6.47%. The weighted average maturity was 4.0 years and 5.0 years as of December 31, 2010 and 2009, respectively.

During 2009, we repaid at maturity $32.0 million of senior notes with a weighted average interest rate of 7.76%, and $2.6 million of senior notes with an interest rate of 6.90% and final maturity in 2037 were put to us for payment.

During 2009, we retired $30.0 million of senior notes with an interest rate of 6.25% due in February 2013 for $25.4 million, resulting in a net gain of $4.6 million which is reflected on our consolidated income statements as gain on debt extinguishment.

Notes and Bonds Payable

The aggregate principal amount of notes and bonds payable at December 31, 2010 was $362.6 million. Notes and bonds payable are due through the year 2037, at interest rates ranging from 1.00% to 8.63% and are secured by real estate properties with an aggregate net book value as of December 31, 2010 of $512.9 million. As of December 31, 2010, the weighted average interest rate on the notes and bonds payable was 5.59% and the weighted average maturity was 7.2 years. As of December 31, 2009, the aggregate amount of notes and bonds payable was $431.5 million, and the notes and bonds payable had a weighted average interest rate of 5.34% and a weighted average maturity of 6.9 years.

During 2010, we assumed mortgages as part of certain acquisitions totaling $125.3 million.

During 2010, we repaid at maturity $67.2 million of secured debt with a weighted average interest rate of 5.24% and prepaid $118.3 million of secured debt with a weighted average interest rate of 4.73%.

During 2010, we exercised a 12-month extension option on a $32.4 million loan that was scheduled to mature in April 2010 and subsequently prepaid the loan.

During 2009, prior to our acquisition of Broe’s interests in two consolidated joint ventures we had with them (see Note 5), an additional $6.9 million was funded on existing loans secured by a portion of the Broe I and Broe II portfolios. Additionally, Broe I exercised the first of two available 12-month extension options on a $32.9 million loan that was scheduled to mature in April 2009 and refinanced one additional $6.4 million loan that was scheduled to mature in February 2009, extending its maturity to February 2012. Both loans were prepaid during 2010.

During 2009, we prepaid $2.7 million of fixed rate secured debt with an interest rate of 8.75%.

Debt Maturities

The principal balances of our debt as of December 31, 2010 mature as follows:

	Credit Facility	Senior Notes	Notes and Bonds Payable	Total
	(In thousands)
2011	$175,000	$339,040	$—	$514,040
2012	—	72,950	38,384	111,334
2013	—	269,850	38,100	307,950
2014	—	—	37,596	37,596
2015	—	234,420	35,319	269,739
Thereafter(1)	—	75,373	213,225	288,598
	$175,000	$991,633	$362,624	$1,529,257

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

(1)                     There are $52.4 million of senior notes due in 2037 which may be put back to us at their face amount at the option of the holder on October 1 of any of the following years: 2012, 2017 or 2027. There are $23.0 million of senior notes due in 2038 which may be put back to us at their face amount at the option of the holder on July 7 of any of the following years: 2013, 2018, 2023 or 2028.

11.  Stockholders’ Equity

Preferred Stock

During 2004, we issued 7.75% Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”) with a liquidation preference of $100 per share. The Series B Preferred Stock was convertible upon the occurrence of certain events.

During 2009, the Series B Preferred Stock was convertible from October 1, 2009 to December 31, 2009, and during that time, approximately 235,000 shares were converted into approximately 1,061,000 shares of common stock at a weighted average conversion price of $22.20 per share (equivalent to 4.5054 shares of common stock per share of Series B Preferred Stock).

There were 513,644 shares of Series B Preferred Stock outstanding as of December 31, 2009. As of December 31, 2009, if all of the Series B Preferred Stock were to have converted, it would have resulted in the issuance of approximately 2,319,000 common shares.

On January 18, 2010, we redeemed all outstanding shares of our Series B Preferred Stock at a redemption price of $103.875 per share plus an amount equal to accumulated and unpaid dividends thereon to the redemption date ($0.3875), for a total redemption price of $104.2625 per share, payable only in cash. As a result of the redemption, each share of Series B Preferred Stock was convertible until January 14, 2010 into 4.5150 shares of common stock. During that time, 512,727 shares were converted into approximately 2,315,000 shares of common stock. On January 18, 2010, we redeemed 917 shares that remained outstanding.

Common Stock

We enter into sales agreements from time to time with agents to sell shares of our common stock through an at-the-market equity offering program. On January 15, 2010, we entered into two sales agreements to sell up to an aggregate of 5,000,000 shares of our common stock from time to time. When that program was completed, we entered into two additional sales agreements on July 2, 2010 to sell up to an aggregate of an additional 5,000,000 shares of our common stock from time to time. During 2010, we issued and sold approximately 9,141,000 shares of common stock at a weighted average price of $37.04 per share, resulting in net proceeds of approximately $335.1 million after sales agent fees. During 2009, we issued and sold approximately 9,537,000 shares of common stock at a weighted average price of $30.34 per share, resulting in net proceeds of approximately $286.3 million after sales agent fees.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

We sponsor a dividend reinvestment and stock purchase plan that enables existing stockholders to purchase additional shares of common stock by automatically reinvesting all or part of the cash dividends paid on their shares of common stock. Prior to November 27, 2009, the plan also allowed investors to acquire shares of our common stock for cash, subject to certain limitations, including a maximum monthly investment of $10,000, at a discount ranging from 0% to 5%, determined by us from time to time in accordance with the plan. The discount during 2010 and 2009 was 2%. During 2010, we issued approximately 150,000 shares of common stock, at an average price of $33.26 per share, resulting in proceeds of approximately $5.0 million. During 2009, we issued approximately 1,083,000 shares of common stock, at an average price of $28.27 per share, resulting in proceeds of approximately $30.6 million.

On January 18, 2010, we redeemed all outstanding shares of Series B Preferred Stock, and as a result, 512,727 shares of Series B Preferred Stock were converted into approximately 2,315,000 shares of common stock during the period from January 1, 2010 to January 14, 2010. During 2009, approximately 235,000 shares of Series B Preferred Stock were converted into approximately 1,061,000 shares of common stock.

During 2010, 30,166 OP Units issued by NHP/PMB were exchanged for 30,166 shares of common stock, and during 2009, 202,361 OP Units issued by NHP/PMB were exchanged for 202,361 shares of common stock (see Note 5).

12.  Stock Incentive Plan

Under the terms of a stock incentive plan (the “Plan”), we reserved for issuance 6,000,000 shares of common stock. As of December 31, 2010, approximately 4.1 million shares of common stock remained available for issuance under the Plan. Under the Plan, as amended, we may issue stock options, restricted stock, restricted stock units, performance shares, stock appreciation rights and dividend equivalents.

Summaries of the status of stock options granted to officers, restricted stock and restricted stock units granted to directors and restricted stock, restricted stock units, performance shares and stock appreciation rights granted to employees as of December 31, 2010, 2009 and 2008 and changes during the years then ended are as follow:

	2010		2009		2008
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Stock Options:
Outstanding at beginning of year	525,125	$21.37	387,972	$17.82	569,749	$18.80
Granted	270,100	31.97	242,900	25.40	—	—
Exercised	(207,593)	19.39	(101,347)	17.25	(181,777)	20.91
Forfeited	—	—	(4,400)	25.40	—	—
Expired	—	—	—	—	—	—
Outstanding at end of year	587,632	$26.94	525,125	$21.37	387,972	$17.82
Exercisable at end of year	158,532	$19.93	286,625	$18.02	387,972	$17.82
Intrinsic value — exercised	$3,310		$1,438		$2,472
Intrinsic value — outstanding	$5,546
Intrinsic value — exercisable	$2,609
Restricted Stock and Restricted Stock Units:
Outstanding at beginning of year	385,786	$28.17	386,687	$28.47	402,152	$27.30
Awarded	63,218	34.14	35,650	26.24	55,917	33.95
Dividend equivalents	28,269	36.04	55,377	26.96	51,167	29.47

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

	2010		2009		2008
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Vested	(99,349)	29.94	(88,848)	27.84	(108,573)	27.16
Cancelled	(250)	32.70	—	—	—	—
Forfeited	(4,627)	30.23	(3,080)	30.59	(13,976)	30.78
Outstanding at end of year	373,047	$29.28	385,786	$28.17	386,687	$28.47
Fair value — vested	$2,975		$2,473		$2,949
Performance Shares:
Outstanding at beginning of year	278,302	$22.79	228,002	$24.27	78,300	$30.95
Awarded	147,600	25.51	127,300	24.62	175,002	21.28
Vested	(153,302)	21.30	(68,900)	31.02	—	—
Forfeited	—	—	(8,100)	23.15	(25,300)	24.26
Outstanding at end of year	272,600	$25.10	278,302	$22.79	228,002	$24.27
Stock Appreciation Rights:
Outstanding at beginning of year	521,934	$6.96	538,034	$6.94	268,000	$7.44
Awarded	—	—	—	—	329,434	6.54
Vested(1)	(233,000)	7.47	(8,000)	6.39	(9,033)	7.47
Forfeited	—	—	(8,100)	6.45	(50,367)	6.85
Outstanding at end of year	288,934	$6.54	521,934	$6.96	538,034	$6.94

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

(1)	Some SARs were vested and settled in 2009 and 2008. At the time of settlement, the market price of the stock was below the exercise price of the SAR.

Stock options granted under the Plan become exercisable each year following the date of grant in annual increments of one-third, are exercisable at the market price of our common stock on the date of grant and have a 10 year life. The fair value per share of the options granted during 2010 and 2009 was estimated on the date of grant using a Black-Scholes option valuation model using the assumptions in the table below. The risk free rate of return was based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility was based on historical volatility for a period equal to the expected life. The following table summarizes the assumptions used in estimating the fair value of options granted during 2010 and 2009:

	2010	2009
Fair value per share on date of grant	$6.27	$4.30
Assumptions:
Risk-free rate of return	2.73%	2.42%
Expected life in years	6	6
Expected volatility	34.5%	36.9%
Expected dividend yield	5.51%	7.15%

We received $4.0 million, $1.3 million and $3.2 million for stock option exercises in 2010, 2009 and 2008, respectively.

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2010:

		Outstanding			Exercisable
				Weighted
			Weighted	Average		Weighted
			Average	Remaining		Average
Exercise Prices		Number	Exercise	Contractual	Number	Exercise
Low	High	of Shares	Price	Life	of Shares	Price
$14.20	$16.23	30,047	$14.68	1.3	30,047	$14.68
$18.48	$21.29	113,316	$20.58	2.7	113,316	$20.58
$25.40	$31.97	444,269	$29.39	8.6	15,169	$25.40

The director restricted stock and restricted stock unit awards are made to non-employee directors and granted at no cost. The awards historically vested at the third anniversary of the award date or upon the date they vacate their position. However, beginning in 2006, they vest in increments of one third per year for three years and will not fully vest if they vacate their position.

In 2006 and 2007, certain employees received annual awards of restricted stock or restricted stock units with dividend equivalents that are reinvested. These grants generally vest in increments of one third per year for three years are accompanied by awards of dividend equivalents credited in the form of stock units.

Starting in 2007, performance shares and stock appreciation rights were granted as long-term incentive compensation awards for the officers and certain employees in place of restricted stock or restricted stock units. A percentage (ranging from 50% to 200%) of the number of performance shares granted is eligible to become earned and vested based on our total stockholder return (“TSR”) over a three year period, starting from the beginning of the year of grant, relative to the TSR of the companies comprising the NAREIT Index as of the end of the year

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

prior to the year of grant, except that the percentage is capped at 100% if TSR is negative. The stock appreciation right grants vest in increments of one third per year for three years and earn dividend equivalents credited in the form of stock units.

In addition, on August 15, 2006, the President and Chief Executive Officer received a grant of approximately 120,968 restricted stock units. This grant vests with respect to 50% of the units on the fifth anniversary of the date of grant and with respect to 10% of the units each year thereafter. On April 23, 2007, the Executive Vice President and Chief Investment Officer received a grant of approximately 30,807 restricted stock units. This grant vests with respect to 50% of the units on January 23, 2014, with the remaining 50% of the units vesting in seven substantially equal annual installments on each subsequent anniversary of such date. On April 23, 2007, the Executive Vice President and Chief Financial and Portfolio Officer received a grant of approximately 30,807 restricted stock units. This grant vests with respect to 50% of the units on July 23, 2012, with respect to an additional 20% of the units on each of January 23, 2013 and January 23, 2014 and with respect to the final 10% of the units on January 23, 2015. The restricted stock units earn dividend equivalents which are reinvested.

Compensation expense related to awards of stock options, restricted stock, restricted stock units, performance shares and stock appreciation rights are measured at fair value on the date of grant and amortized over the relevant service period. The fair value of restricted stock, restricted stock unit and performance share awards is based on the market price of our common stock on the date of grant. The fair value of stock appreciation right awards was estimated on the date of grant using a Black-Scholes option valuation model. Compensation expense related to director restricted stock awards was $0.7 million in 2010, $0.7 million in 2009 and $0.6 million in 2008. Compensation expense related to employee stock options, restricted stock, restricted stock units, performance shares and stock appreciation rights awards was $6.2 million in 2010, $6.3 million in 2009 and $5.2 million in 2008. We expect to expense $11.4 million related to director and employee stock options, restricted stock, and employee restricted stock units, performance shares and stock appreciation rights over the remainder of the respective one to ten year service periods.

Awards of dividend equivalents accompany the stock option grants beginning in 1996 on a one-for-one basis. For stock options granted prior to 2009, such dividend equivalents are payable in cash from the time the options are fully vested until such time as the corresponding stock option is exercised, based upon a formula approved by the Compensation Committee of the board of directors. For stock options granted in 2009 and 2010, such dividend equivalents are payable in cash during the first three years after the date of grant, regardless of whether the stock options have been exercised, but dividend payments cease upon termination of employment. In addition, dividend equivalents are paid on restricted stock and restricted stock units prior to vesting. ASC 718 provides that payments related to the dividend equivalents are treated as dividends. If an employee were to leave before all restricted stock or restricted stock units had vested, any dividend equivalents previously paid on the unvested shares or units would be expensed.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

13.  Earnings Per Share (EPS)

Certain of our share-based payment awards are considered participating securities which requires the use of the two-class method for the computation of basic and diluted EPS.

Diluted EPS also includes the effect of any potential shares outstanding, which for us is comprised of dilutive stock options, other share-settled compensation plans and, if the effect is dilutive, Series B Preferred Stock, which was redeemed on January 18, 2010 (see Note 11) and/or OP Units. There were 270,100 stock options that would not be dilutive for 2010. The calculation below excludes 7,000 and 297,000 stock appreciation rights that would not be dilutive for 2009 and 2008, respectively. The Series B Preferred Stock is not dilutive for any period presented. The following table sets forth the components of the basic and diluted EPS calculations:

	Year Ended December 31,
	2010	2009	2008
	(In thousands, except per share amounts)
Numerator:
Income from continuing operations	$137,224	$121,800	$102,423
Net loss (income) attributable to noncontrolling interests	1,643	(668)	131
Net income attributable to participating securities	(1,318)	(816)	(221)
Undistributed earnings attributable to participating securities	—	—	(478)
Series B preferred stock dividends	—	(5,350)	(7,637)
Numerator for Basic and Diluted EPS from continuing operations	$137,549	$114,966	$94,218
Numerator for Basic and Diluted EPS from discontinued operations	$4,899	$27,258	$165,584
Denominator:
Basic weighted average shares outstanding	121,687	106,329	97,246
Effect of dilutive securities:
Stock options	50	75	100
Other share-settled compensation plans	472	349	335
OP Units	2,130	1,794	1,082
Diluted weighted average shares outstanding	124,339	108,547	98,763
Basic earnings per share amounts:
Income from continuing operations attributable to NHP common stockholders	$1.13	$1.08	$0.97
Discontinued operations attributable to NHP common stockholders	0.04	0.26	1.70
Net income attributable to NHP common stockholders	$1.17	$1.34	$2.67
Diluted earnings per share amounts:
Income from continuing operations attributable to NHP common stockholders	$1.11	$1.06	$0.95
Discontinued operations attributable to NHP common stockholders	0.04	0.25	1.68
Net income attributable to NHP common stockholders	$1.15	$1.31	$2.63

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

14.  Transactions with Significant Lessees

As of December 31, 2010, 93 triple-net leased facilities are leased to and operated by subsidiaries of Brookdale. Revenues from Brookdale were $54.3 million, $55.0 million and $54.9 million for the years ended December 31, 2010, 2009 and 2008, respectively. As of December 31, 2010, Brookdale accounted for 12.2% of our revenues.

As of December 31, 2010 we had one mortgage loan to Brookdale secured by five assisted and independent living facilities with a carrying value of $28.3 million (net of a deferred gain of $4.7 million). The loan had a stated maturity date of June 2011 and was prepaid during January 2011 (see Notes 4 and 24).

In 2009, we entered into an agreement with Brookdale under which we became a lender with an initial commitment of $8.8 million under their $230.0 million revolving loan facility (see Note 4). During 2009, we funded $7.5 million which was subsequently repaid. As of December 31, 2009, there was no balance outstanding. The revolving loan facility was terminated as of February 23, 2010. There was no balance outstanding at the date of termination.

15.  Discontinued Operations

ASC 360 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale and in which we have no continuing interest be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented must also be reclassified as discontinued operations. If we have a continuing involvement, as in the sales to our unconsolidated joint venture, the operating results remain in continuing operations. The following table details the operating results reclassified to discontinued operations for the periods presented:

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
Rental income	$5,319	$7,445	$17,418
Interest and other income	1	35	43
	5,320	7,480	17,461
Expenses:
Interest expense	—	—	1,093
Depreciation and amortization	2,352	4,097	5,685
General and administrative	11	33	78
Medical office building operating expenses	—	—	16
	2,363	4,130	6,872
Income from discontinued operations	2,957	3,350	10,589
Impairments	(15,006)	—	—
Gain on sale of facilities, net	16,948	23,908	154,995
	$4,899	$27,258	$165,584

16.  Derivatives

During August 2010, we entered into six 12-month forward-starting interest rate swap agreements for an aggregate notional amount of $250.0 million at a weighted average rate of 3.16%. We entered into these swap agreements in order to hedge the expected interest payments associated with fixed rate debt forecasted to be issued in 2011. The swap agreements each have an effective date of August 1, 2011 and a termination date of August 1, 2021. We expect to settle the swap agreements when the forecasted debt is issued. We assessed the effectiveness of these swap agreements as hedges at inception and on December 31, 2010 and consider these swap agreements to be highly effective cash flow hedges. The swap agreements are recorded under the caption “Other assets” on our consolidated balance sheets at their aggregate estimated fair value of $11.2 million at December 31, 2010.

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

During August and September 2007, we entered into four six-month Treasury lock agreements totaling $250.0 million at a weighted average rate of 4.212%. We entered into these Treasury lock agreements in order to hedge the expected interest payments associated with a portion of our October 2007 issuance of $300.0 million of notes which mature in 2013. These Treasury lock agreements were settled in cash on October 17, 2007 for an amount equal to the present value of the difference between the locked Treasury rates and the unwind rate. We reassessed the effectiveness of these agreements at the settlement date and determined that they were highly effective cash flow hedges under ASC 815 for $250.0 million of the $300.0 million of notes as intended. The prevailing Treasury rate exceeded the rates in the Treasury lock agreements and, as a result, the counterparties to those agreements made payments to us of $1.6 million, which was recorded as other comprehensive income. The settlement amounts are being amortized over the life of the debt as a yield reduction. During 2009, we retired $30.0 million of the $300.0 million of senior notes (see Note 10). In connection with the retirement, $0.1 million of the settlement amounts was expensed and is included in the net gain of $4.6 million which is reflected on our consolidated income statements as gain on debt extinguishment. We expect to record $0.3 million of amortization during 2011.

In June 2006, we entered into two $125.0 million, two-month Treasury lock agreements in order to hedge the expected interest payments associated with a portion of our July 2006 issuance of $350.0 million of notes which mature in 2011. These Treasury lock agreements were settled in cash on July 11, 2006, concurrent with the pricing of the $350 million of notes, for an amount equal to the present value of the difference between the locked Treasury rates and the unwind rate. We reassessed the effectiveness of these agreements at the settlement date and determined that they were highly effective cash flow hedges under ASC 815 for $250.0 million of the $350.0 million of notes as intended. The prevailing Treasury rate exceeded the rates in the Treasury lock agreements and, as a result, the counterparty to those agreements made payments to us of $1.2 million, which was recorded as other comprehensive income. The settlement amounts are being amortized over the life of the debt as a yield reduction. We expect to record $0.1 million of amortization during 2011.

During January 2008, the unconsolidated joint venture we have with a state pension fund investor entered into an interest rate swap contract (see Notes 6 and 17).

The following table sets forth amounts included on our consolidated income statements related to the amortization of the Treasury lock agreements for the periods presented:

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
2007 Treasury lock agreements	$263	$370	$279
2006 Treasury lock agreements	256	240	232
	$519	$610	$511

17.  Comprehensive Income

We recorded the August 2010 swap agreements under the caption “Other assets” on our consolidated balance sheets at their aggregate estimated fair value of $11.2 million at December 31, 2010.

We recorded the August and September 2007 Treasury lock agreements on our consolidated balance sheets at their estimated fair value of $0.1 million as of September 30, 2007. In connection with the settlement of the August and September 2007 Treasury lock agreements on October 17, 2007, we recognized a gain of $1.6 million. The gain was recognized through other comprehensive income and is being amortized over the life of the related $300.0 million of notes which mature in 2013 as a yield reduction. During 2009, we retired $30.0 million of the $300.0 million of senior notes (see Note 10). In connection with the retirement, $0.1 million of the settlement

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

amounts was expensed and is included in the net gain of $4.6 million which is reflected on our consolidated income statements as gain on debt extinguishment. We expect to record $0.3 million of amortization during 2011.

We recorded the June 2006 Treasury lock agreements on our consolidated balance sheets at their estimated fair value of $1.6 million at June 30, 2006. In connection with the settlement of the June 2006 Treasury lock agreements on July 11, 2006, we recognized a gain of $1.2 million. The gain was recognized through other comprehensive income and is being amortized over the life of the related $350.0 million of notes which mature in 2011 as a yield reduction. We expect to record $0.1 million of amortization during 2011.

During January 2008, the unconsolidated joint venture we have with a state pension fund investor entered into an interest rate swap contract (see Note 6). As of December 31, 2010, we had recorded our pro rata share of the unconsolidated joint venture’s accumulated other comprehensive loss related to this contract of $3.2 million.

ASC Topic 715, Compensation — Retirement Benefits, requires changes in the funded status of a defined benefit pension plan to be recognized through comprehensive income in the year in which they occur. During 2010, 2009 and 2008, we recognized other comprehensive loss of $0.1 million, $8,000 and $0.2 million, respectively, related to the change in the funded status of our defined benefit pension plan.

The following table sets forth the computation of comprehensive income for the periods presented:

	Year Ended December, 31
	2010	2009	2008
	(In thousands)
Net income	$142,123	$149,058	$268,007
Other comprehensive income:
Gain on interest rate swap agreements	11,157	—	—
Amortization of gains on Treasury lock agreements	(519)	(610)	(511)
Pro rata share of accumulated other comprehensive loss from unconsolidated joint venture	(1,147)	(2,051)	—
Defined benefit pension plan net actuarial loss	(54)	(8)	(204)
Comprehensive income	151,560	146,389	267,292
Comprehensive loss (income) attributable to noncontrolling interests	1,643	(668)	131
	$153,203	$145,721	$267,423

18.  Income Taxes

The provisions of ASC Topic 740, Income Taxes, which clarify the accounting for uncertainty in income taxes recognized in financial statements and prescribe a recognition threshold and measurement attribute of tax positions taken or expected to be taken on a tax return became effective January 1, 2007. No amounts have been recorded for unrecognized tax benefits or related interest expense and penalties. The taxable periods ending December 31, 2005 through December 31, 2010 remain open to examination by the Internal Revenue Service and the tax authorities of the significant jurisdictions in which we do business.

Hearthstone Acquisition

On June 1, 2006, we acquired the stock of Hearthstone Assisted Living, Inc. (“HAL”), causing HAL to become a qualified REIT subsidiary. As a result of the acquisition, we succeeded to HAL’s tax attributes, including HAL’s tax basis in its net assets. Prior to the acquisition, HAL was a corporation subject to federal and state income taxes. In connection with the acquisition of HAL, NHP acquired approximately $82.5 million of federal net operating losses (“NOLs”) which we can carry forward to future periods and the use of which is subject to annual limitations

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

imposed by IRC Section 382. While we believe that these NOLs are accurate, any adjustments to HAL’s tax returns for periods prior to June 1, 2006 by the Internal Revenue Service could change the amount of the NOLs that we can utilize. We have used a portion of this amount in 2007 and 2008 and anticipate using additional amounts in future years. These NOLs are set to expire between 2017 and 2025. NOLs related to various states were also acquired and are set to expire based on the various laws of the specific states.

In addition, we may be subject to a corporate-level tax on any taxable disposition of HAL’s pre-acquisition assets that occurs within ten years after the June 1, 2006 acquisition. The corporate-level tax would be assessed only to the extent of the built-in gain that existed on the date of acquisition, based on the fair market value of the asset on June 1, 2006. We do not expect to dispose of any asset included in the HAL acquisition if such a disposition would result in the imposition of a material tax liability, and no such sales have taken place through December 31, 2010. Accordingly, we have not recorded a deferred tax liability associated with this corporate-level tax. Gains from asset dispositions occurring more than 10 years after the acquisition will not be subject to this corporate-level tax. However, we may dispose of HAL assets before the 10-year period if we are able to complete a tax-deferred exchange.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —(Continued)

December 31, 2010

19.  Dividends

Dividend payments per share to the common stockholders were characterized in the following manner for tax purposes:

	Year Ended December 31,
	2010	2009	2008
Ordinary income	$1.53	$1.60	$0.59
Return of capital	0.22	0.09	—
Capital gain	0.07	0.07	1.17
Total dividends paid	$1.82	$1.76	$1.76

20.  Segment Information

Our operations are organized into two segments — triple-net leases and multi-tenant leases. In the triple-net leases segment, we invest in healthcare related properties and lease the facilities to unaffiliated tenants under “triple-net” and generally “master” leases that transfer the obligation for all facility operating costs (including maintenance, repairs, taxes, insurance and capital expenditures) to the tenant. In the multi-tenant leases segment, we invest in healthcare related properties that have several tenants under separate leases in each building, thus requiring active management and responsibility for many of the associated operating expenses (although many of these are, or can effectively be, passed through to the tenants). During 2010, 2009 and 2008, the multi-tenant leases segment was comprised exclusively of medical office buildings.

Non-segment revenues primarily consist of interest income on mortgages and unsecured loans and other income. Interest expense, depreciation and amortization and other expenses not attributable to individual facilities are not allocated to individual segments for purposes of assessing segment performance. Non-segment assets primarily consist of corporate assets including mortgages and unsecured loans, investment in unconsolidated joint ventures, cash, deferred financing costs and other assets not attributable to individual facilities.

Certain items in prior period financial statements have been reclassified to conform to current period presentation, including those required by ASC 360 which require the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale and in which we have no continuing interest to be removed from income from continuing operations and reported as discontinued operations. Summary information related to our reportable segments is as follows:

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
Revenue:
Triple-net leases	$307,567	$287,379	$275,351
Multi-tenant leases	102,287	70,054	60,576
Non-segment	29,397	26,420	24,942
	$439,251	$383,853	$360,869
Net operating income(1):
Triple-net leases	$307,567	$287,379	$275,351
Multi-tenant leases	60,962	41,148	33,945
	$368,529	$328,527	$309,296

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

	December 31,
	2010	2009
	(In thousands)
Assets:
Triple-net leases	$2,640,361	$2,362,195
Multi-tenant leases	937,636	555,998
Non-segment	514,627	728,882
	$4,092,624	$3,647,075

(1)

Net operating income (“NOI”) is a non-GAAP supplemental financial measure used to evaluate the operating performance of our facilities. We define NOI for our triple-net leases segment as rent revenues. For our multi-tenant leases segment, we define NOI as revenues minus medical office building operating expenses. In some cases, revenue for medical office buildings includes expense reimbursements for common area maintenance charges. NOI excludes interest expense and amortization of deferred financing costs, depreciation and amortization expense, general and administrative expense and discontinued operations. We present NOI as it effectively presents our portfolio on a “net” rent basis and provides relevant and useful information as it measures the operating performance at the facility level on an unleveraged basis. We use NOI to make decisions about resource allocations and to assess the property level performance of our properties. Furthermore, we believe that NOI provides investors relevant and useful information because it measures the operating performance of our real estate at the property level on an unleveraged basis. We believe that net income is the GAAP measure that is most directly comparable to NOI. However, NOI should not be considered as an alternative to net income as the primary indicator of operating performance as it excludes the items described above. Additionally, NOI as presented above may not be comparable to other REITs or companies as their definitions of NOI may differ from ours.

A reconciliation of net income, a GAAP measure, to NOI, a non-conforming GAAP measure, is as follows:

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
Net income	$142,123	$149,058	$268,007
Interest and other income	(29,397)	(26,420)	(24,942)
Interest expense	95,761	93,630	100,956
Depreciation and amortization expense	134,540	121,032	113,422
General and administrative expense	30,836	27,320	25,981
Acquisition costs	5,118	830	—
Income from unconsolidated joint ventures	(5,478)	(5,101)	(3,903)
Gain on debt extinguishment	(75)	(4,564)	(4,641)
Gain on sale of facilities, net	(16,948)	(23,908)	(154,995)
Impairments	15,006	—	—
Income from discontinued operations	(2,957)	(3,350)	(10,589)
Net operating income from reportable segments	$368,529	$328,527	$309,296

21.  Commitments and Contingencies

Litigation

From time to time, we are a party to various legal proceedings, lawsuits and other claims (as to some of which we may not be insured) that arise in the normal course of our business. Regardless of their merits, these matters

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

may require us to expend significant financial resources. Except as described herein, we are not aware of any other legal proceedings or claims that we believe may have, individually or taken together, a material adverse effect on our business, results of operations or financial position. However, we are unable to predict the ultimate outcome of pending litigation and claims, and if our assessment of our liability with respect to these actions and claims is incorrect, such actions and claims could have a material adverse effect on our business, results of operations or financial position.

Greenwood Healthcare Center

In late 2004 and early 2005, we were served with several lawsuits in connection with a fire at the Greenwood Healthcare Center in Hartford, Connecticut, that occurred on February 26, 2003. At the time of the fire, the Greenwood Healthcare Center was owned by us and leased to and operated by Lexington Healthcare Group (“Lexington Healthcare”). There were a total of 13 lawsuits arising from the fire. Those suits have been filed by representatives of patients who were either killed or injured in the fire. The lawsuits seek unspecified monetary damages. The complaints allege that the fire was set by a resident who had previously been diagnosed with depression. The complaints allege theories of negligent operation and premises liability against Lexington Healthcare, as operator, and us as owner. Lexington Healthcare has filed for bankruptcy. The matters have been consolidated into one action in the Connecticut Superior Court Complex Litigation Docket at the Judicial District at Hartford and are in various stages of discovery and motion practice. We have filed a motion for summary judgment with regard to certain pending claims and will be filing additional summary judgment motions for any remaining claims. Mediation was commenced with respect to most of the claims, and a settlement has been reached in 10 of the 13 pending claims within the limits of our commercial general liability insurance. We obtained a judgment of nonsuit in one case whereby it is now dismissed, and the two remaining claims will be subject to summary judgment motions and ongoing efforts at resolution. Summary judgment rulings are not expected until the end of 2011, if not later.

Lexington Insurance, the insurance carrier for Lexington Healthcare, which potentially owes insurance coverage for these claims to us, has filed a lawsuit against us which seeks no monetary damages, but which does seek a court order limiting its insurance coverage obligations to us. We have filed a counterclaim against Lexington Insurance demanding additional insurance coverage from Lexington Insurance in amounts up to $10.0 million. The parties to that case, which is pending on the Complex Litigation Docket for the Judicial District of Hartford, filed cross-motions for summary judgment. Those motions have been decided, resulting in an outcome that is largely favorable for us. The court’s ruling indicates $10.0 million in aggregate coverage is available from Lexington Insurance for both the various plaintiffs’ claims and our claims under the Professional Liability part of the Lexington Insurance policy. The court then found that there were 13 separate medical incidents for each of the 13 plaintiffs’ claims. However, the court limited the coverage to $500,000 per claim with a $250,000 self insured retention per claim, which retention will not be paid due to the bankruptcy of Lexington Healthcare. Further, the court has ruled that both the various plaintiffs’ claims and our claims are subject to the same policy limits. The court declined to find coverage for our claims under the comprehensive general liability portions of the Lexington Insurance policy. Lexington Insurance is pursuing an appeal of the rulings. We are currently defending the appeal by Lexington Insurance. We do not expect the appeal to be resolved before the end of 2011, if not later.

We are being defended in the matter by our commercial general liability carrier. We believe that we have substantial defenses to the claims and that we have adequate insurance to cover the risks, should liability nonetheless be imposed. However, because the remaining claims are still in the process of discovery and motion practice, it is not possible to predict the ultimate outcome of these claims.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

Shareholder Litigation

On February 28, 2011, a putative class action entitled Palma v. Nationwide Health Properties, Inc. et al., was filed purportedly on behalf of our stockholders in the Superior Court of the State of California, Orange County Superior Court. It names us and members of our Board of Directors as defendants. The complaint alleges, among other things, that our directors breached their fiduciary duties by approving a proposed merger transaction between us and Ventas, Inc. (“Ventas”) because the proposed transaction would not maximize shareholder value and would allegedly provide the directors personal benefits not shared by our shareholders. Along with other relief, the complaint seeks an injunction against the closing of the proposed merger.

Development Agreements

During 2010, we entered into Mission Hills JV to develop a medical office building (see Note 5) and entered into other agreements to develop a skilled nursing facility (see Note 3) and to fund the expansion of a skilled nursing facility securing a mortgage loan (see Note 4). As of December 31, 2010, we had committed to fund an additional $50.8 million under these agreements, of which $36.4 million relates to Mission Hills JV and is expected to be funded through a third party construction loan.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS –(Continued)

December 31, 2010

Revolving Loan Facility

In 2009, we entered into an agreement with Brookdale under which we became a lender with an initial commitment of $8.8 million under their $230.0 million revolving loan facility (see Note 4). During 2009, we funded $7.5 million which was subsequently repaid. As of December 31, 2009, there was no balance outstanding. The revolving loan facility was terminated as of February 23, 2010. There was no balance outstanding at the date of termination.

Lines of Credit

Under the terms of an agreement with PMB LLC, we agreed to extend to PMB LLC a $10.0 million line of credit at an interest rate equal to LIBOR plus 175 basis points to fund certain costs of PMB LLC with respect to the proposed development of multi-tenant medical office buildings. During 2010 and 2009, we funded $1.7 million and $3.2 million, respectively, under the line of credit. As of December 31, 2010 and 2009, $4.9 million and $3.2 million, respectively, was outstanding and is included in the caption “Other assets” on our consolidated balance sheets.

We entered into an agreement with PMB LLC, the manager of PMB Pomona LLC, to extend up to $3.0 million of funding at an interest rate of 7.25%, which was secured by 100% of the membership interests in PMB Pomona LLC (see Note 22). During 2010 and 2009, we funded $0.3 million and $1.6 million, respectively. The total $1.9 million was repaid during 2010. No further disbursements will be made under the agreement.

As of February 1, 2010, in connection with the formation of Gilbert JV, a consolidated joint venture, we agreed to loan Gilbert JV up to $8.8 million as project financing at an interest rate of 7.00%, including $6.8 million that was disbursed initially and remains outstanding at December 31, 2010 (see Note 5).

As of March 1, 2010, in connection with the formation of Pasadena JV, a consolidated joint venture, we agreed to loan Pasadena JV up to $56.5 million as project financing at an initial interest rate equal to the greater of 3.50% or LIBOR plus 165 basis points (increasing to the greater of 5.125% or LIBOR plus 375 basis points as of April 1, 2010), including $49.8 million that was disbursed initially and remains outstanding at December 31, 2010 (see Note 5).

Indemnities

We have entered into indemnification agreements with those partners who contributed appreciated property into NHP/PMB. Under these indemnification agreements, if any of the appreciated real estate contributed by the partners is sold by NHP/PMB in a taxable transaction within a specified number of years after the property was contributed, we will reimburse the affected partners for the federal and state income taxes associated with the pre-contribution gain that is specially allocated to the affected partner under the Code. We have no current plans to sell any of these properties.

22.  Related Party Transactions

In August 2008, Dr. Jeffrey Rush became a director of NHP. In August 2008, we acquired for $3.5 million a 44.95% interest in PMB SB, an entity that owns two multi-tenant medical office buildings, and as of March 1, 2010, we acquired the remaining interest in PMB SB (see Note 6). Dr. Rush, through an unaffiliated entity, had an ownership interest in PMB SB.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

In September 2008, we funded a mortgage loan secured by a multi-tenant medical office building in the amount of $47.5 million which was outstanding as of December 31, 2009 (see Note 4). As of February 1, 2010, we acquired the multi-tenant medical office building, and as a result, the loan was retired (see Notes 4 and 5). Dr. Rush has an ownership interest in another unaffiliated entity that owned the multi-tenant medical office building that was security for this loan.

In February 2008, we entered into an agreement with Pacific Medical Buildings LLC to acquire a 50% interest in PMBRES, a full service property management company (see Note 6). Dr. Rush, through an unaffiliated entity, has an ownership interest in PMB Partners LLC which owns 50% of PMBRES.

We have also entered into an agreement with PMB Pomona LLC to acquire a medical office building currently in development for $37.5 million upon completion which was amended as of February 1, 2010 to provide for the future acquisition of the medical office building by NHP/PMB. Dr. Rush, through an unaffiliated entity, has an ownership interest in PMB Pomona LLC. We also entered into an agreement with PMB LLC, the manager of PMB Pomona LLC, to extend up to $3.0 million of funding at an interest rate of 7.25%, which was secured by 100% of the membership interests in PMB Pomona LLC (see Note 21).

As of March 1, 2010, NHP/PMB became obligated to pay $2.1 million under the Contribution Agreement, of which $1.9 million was paid to Pacific Medical Buildings LLC in cash (see Note 5). During 2009, NHP/PMB became obligated to pay $3.0 million under the Contribution Agreement, of which $2.7 million was payable to Pacific Medical Buildings LLC, 50% in cash and 50% in shares of our common stock (see Note 5). In addition, Dr. Rush and certain of his family members own or owned interests, directly and indirectly through partnerships and trusts, in the entities that contributed the five multi-tenant medical office buildings acquired by NHP/PMB, Gilbert JV and Pasadena JV during 2010 (see Note 5), in PMB Mission Hills 1 LLC (see Note 5) and/or own the remaining development property that may be acquired in the future under the Contribution Agreement.

23.  Quarterly Financial Data (Unaudited)

Amounts in the tables below may not add across due to rounding differences, and certain items in prior period financial statements have been reclassified to conform to current year presentation, including those required by ASC 360 which require the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale and in which we have no continuing interest to be removed from income from continuing operations and reported as discontinued operations.

	Three Months Ended
	March 31	June 30	September 30	December 31
	(In thousands except per share amounts)
2010:
Revenue	$100,992	$108,003	$113,598	$116,657
Net income attributable to NHP common stockholders	$31,429	$37,169	$39,854	$35,313
Diluted net income attributable to NHP common stockholders per share	$0.26	$0.30	$0.31	$0.27
Dividends per share	$0.44	$0.45	$0.46	$0.47
2009:
Revenue	$95,184	$95,539	$96,084	$97,045
Net income attributable to NHP common stockholders	$49,154	$33,299	$29,692	$30,895
Diluted income available to common stockholders per share	$0.47	$0.31	$0.27	$0.27
Dividends per share	$0.44	$0.44	$0.44	$0.44

NATIONWIDE HEALTH PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

During the three months ended March 31, 2010, we recognized a net gain on the re-measurement of our equity interest in PMB SB of $0.6 million. During the three months ended December 31, 2010, we recognized an impairment charge of $15.0 million. During the three months ended June 30, 2009, we recognized a $4.6 million gain on debt extinguishment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

24.  Subsequent Events

Hearthstone Senior Living

In February 2011, our tenant, Hearthstone Senior Services, L.P. (“Hearthstone”), notified us that it would be unable to pay the rent then due under its leases with us, and asked us to amend certain terms of the leases to make rents achievable. In order to substantially increase the ability of Hearthstone to meet its future obligations, we agreed to certain modifications of the terms of our leases with Hearthstone that include, among other things, a reduction in the aggregate rent payable by $7.4 million for the lease year ending February 2012, and by $6.4 million for subsequent lease years. After giving effect to these reductions, the aggregate rent payable by Hearthstone is $31.7 million for the first lease year, $33.7 million for the second lease year and increases by 3% each year thereafter. In connection with the lease modifications, we also obtained the right to terminate any and all of our leases with Hearthstone at any time without cause. We hold a $6.0 million letter of credit that secures Hearthstone’s payment obligations to us. However, it is possible that the letter of credit may not be sufficient to compensate us for any future losses or expenses that may arise if Hearthstone defaults under its leases with us. Other terms of our modified arrangements with Hearthstone include:

•           We have eliminated supplemental rent obligations, except for supplemental rent accrued prior to February 1, 2011, which totals $6.0 million and becomes payable (i) in full upon an event of default by Hearthstone for which NHP chooses to exercise its remedies, (ii) in full upon a sale of Hearthstone and (iii) in part, if we exercise our right to terminate the leases with Hearthstone without cause.

•           We will be entitled to receive revenue participation rent, payable monthly and calculated as 20% of incremental gross revenue over the base month of February 2011, commencing February 1, 2012 and capped in any one year at $6.4 million (subject to annual increases of 3%).

•           Upon exercise of our right to terminate the leases without cause, Hearthstone must enter into an operations transfer agreement with a successor operator to allow for an efficient transfer of operations to our designee.

•           If we exercise the right to terminate the Hearthstone leases without cause, upon transition of the facilities to a licensed replacement operator we must release to Hearthstone a portion of the $6.0 million letter of credit. The amount released is $3.0 million if the transition occurs prior to September 1, 2011, and increases by $1 million for every six month period thereafter.

•           The Chief Executive Officer of Hearthstone has executed a guaranty in our favor that would obligate him to reimburse us the amount of any (i) distributions in excess of permitted amounts, (ii) compensation paid to him in excess of permitted amounts, and (iii) losses arising from customary “bad boy” acts such as fraud, misappropriation of funds, rents or insurance proceeds.

Proposed Merger with Ventas

On February 27, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ventas, a Delaware corporation, and Needles Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Ventas (“Merger Sub”).

Under the terms of the Merger Agreement, NHP will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a subsidiary of Ventas. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, other than shares held by any

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ─(Continued)

December 31, 2010

wholly owned subsidiary of NHP, by Ventas or by any subsidiary of Ventas, will be cancelled and converted into the right to receive 0.7866 shares (the “Exchange Ratio”) of common stock of Ventas (“Ventas Common Stock”).

Immediately prior to the Effective Time:  (i) each option to purchase common stock will, at the option of Ventas, either be cancelled in exchange for the right to receive a cash payment, or be converted into an option exercisable for a number of shares of Ventas Common Stock, in either case, calculated based on the Exchange Ratio; (ii) all of the restricted stock units will vest and will either be assumed by Ventas or converted into the right to receive a cash amount calculated based on the Exchange Ratio; (iii) each share of restricted stock will vest and will be converted into the right to receive a number of shares of Ventas Common Stock equal to the Exchange Ratio; (iv) all dividend equivalent rights granted in connection with any other award will vest and will be paid in accordance with their terms; and (v) the performance period for any performance shares will be terminated, and the number of performance shares that vest will be determined based on NHP’s actual performance for the shortened performance period, with each performance share that vests converted into the right to receive a number of shares of Ventas Common Stock equal to the Exchange Ratio.

We have made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including covenants regarding the operation of our business prior to the closing and covenants prohibiting us from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to, a superior proposal.

Consummation of the Merger is subject to customary closing conditions, including approval of our stockholders and Ventas’s stockholders. The Merger Agreement may be terminated under certain circumstances, including by either party if the Merger has not occurred by October 31, 2011, if an order is entered prohibiting or disapproving the transaction and the order has become final and non-appealable, if our stockholders or Ventas fail to approve the transaction, or upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied.

Shareholder Litigation

On February 28, 2011, a putative class action entitled Palma v. Nationwide Health Properties, Inc. et al., was filed purportedly on behalf of our stockholders in the Superior Court of the State of California, Orange County Superior Court. It names us and members of our Board of Directors as defendants. The complaint alleges, among other things, that our directors breached their fiduciary duties by approving a proposed merger transaction between us and Ventas because the proposed transaction would not maximize shareholder value and would allegedly provide the directors personal benefits not shared by our shareholders. Along with other relief, the complaint seeks an injunction against the closing of the proposed merger.

Other

From January 1, 2011 to February 28, 2011, we completed approximately $102 million of investments in seven facilities and sold one skilled nursing facility that was included in assets held for sale as of December 31, 2010 for net cash proceeds of $0.8 million (see Note 7).

One mortgage loan to Brookdale with a carrying value of $28.3 million (net of a deferred gain of $4.7 million) and secured by five assisted and independent living facilities was prepaid during January 2011 (see Notes 4 and 14).

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

NATIONWIDE HEALTH PROPERTIES, INC.

DECEMBER 31, 2010

												Life on which
		Initial Cost to	Cost							Year		Depreciation in the
		Company	Capitalized			Carried at Close of Period(1)				Original		Latest Income
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Statement is
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Computed (in Years)
		(Dollar amounts in thousands)
Assisted and Independent Living Facilities:
Birmingham	AL	$13,653	$—	$1,050	$—	$1,050	$13,653	$14,703	$(2,101)	2000	2006	35
Decatur	AL	1,824	—	1,484	—	1,484	1,824	3,308	(742)	1987	1996	35
Hanceville	AL	2,447	—	197	—	197	2,447	2,644	(876)	1996	1996	40
Huntsville	AL	7,092	—	260	—	260	7,092	7,352	(1,242)	1999	2006	35
Mobile	AL	9,124	—	90	—	90	9,124	9,214	(1,509)	2000	2006	35
Muscle Shoals	AL	5,933	—	314	—	314	5,933	6,247	(622)	1999	2007	35
Scottsboro	AL	2,566	—	210	—	210	2,566	2,776	(189)	1998	2008	35
Benton	AR	1,968	1	182	—	182	1,969	2,151	(708)	1990	1998	35
Chandler	AZ	2,753	16	505	—	505	2,769	3,274	(858)	1998	1998	40
Tempe	AZ	16,204	—	1,440	—	1,440	16,204	17,644	(2,436)	1999	2006	35
Tucson	AZ	6,694	—	560	—	560	6,694	7,254	(1,191)	1999	2006	35
Banning	CA	12,976	3,918	375	—	375	16,894	17,269	(2,164)	2004	2003	40
Carmichael	CA	7,929	1,194	1,500	—	1,500	9,123	10,623	(4,549)	1984	1995	30
Chula Vista	CA	6,281	820	950	—	950	7,101	8,051	(2,812)	1989	1995	35
Encinitas(3)	CA	5,017	666	1,000	—	1,000	5,683	6,683	(2,549)	1984	1995	35
Eureka	CA	2,784	—	480	—	480	2,784	3,264	—	1997	2010	30
Mission Viejo(4)	CA	3,544	263	900	—	900	3,807	4,707	(1,633)	1985	1995	35
Novato(3)	CA	3,658	11,160	2,500	—	2,500	14,818	17,318	(3,070)	1978	1995	30
Palm Desert	CA	6,179	8,143	1,400	—	1,400	14,322	15,722	(3,513)	1989	1994	40
Placentia	CA	3,801	1,071	1,320	—	1,320	4,872	6,192	(2,160)	1982	1995	30
Rancho Cucamonga	CA	4,156	540	610	—	610	4,696	5,306	(1,986)	1987	1995	35
Rancho Mirage	CA	13,391	471	1,630	—	1,630	13,862	15,492	(1,531)	1999	2007	35
Redding	CA	14,601	—	430	—	430	14,601	15,031	—	2007	2010	40
San Dimas	CA	3,577	776	1,700	—	1,700	4,353	6,053	(1,974)	1975	1995	30
San Jose	CA	7,252	—	850	—	850	7,252	8,102	(2,311)	1998	1996	40
San Juan Capistrano(3)	CA	3,834	846	1,225	—	1,225	4,680	5,905	(1,857)	1985	1995	35
San Juan Capistrano	CA	6,344	620	700	—	700	6,964	7,664	(2,851)	1985	1995	35
Santa Maria	CA	2,649	118	1,500	—	1,500	2,767	4,267	(1,397)	1967	1995	30
Vista	CA	3,701	904	350	—	350	4,605	4,955	(2,003)	1980	1996	30
Westminster	CA	4,883	—	2,350	—	2,350	4,883	7,233	(845)	2001	2005	40

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
		(Dollar amounts in thousands)
Boulder	CO	4,811	14	833	—	833	4,825	5,658	(1,808)	1985	1995	40
Denver(5)	CO	28,682	—	2,350	—	2,350	28,682	31,032	(6,982)	1987	2002	35
Greeley	CO	4,246	—	690	—	690	4,246	4,936	—	1998	2010	30
Greeley	CO	1,828	—	470	—	470	1,828	2,298	—	1995	2010	30
Branford	CT	6,709	2,645	2,000	—	2,000	9,354	11,354	(1,870)	1999	2005	35
Madison	CT	16,032	1,400	4,000	—	4,000	17,432	21,432	(3,261)	2002	2004	40
Belleview	FL	4,592	—	360	—	360	4,592	4,952	(53)	1988	2010	30
Cantonment	FL	3,477	—	800	—	800	3,477	4,277	—	1999	2010	30
Coral Springs	FL	6,985	625	915	—	915	7,610	8,525	(1,122)	1999	2006	35
Defuniak Springs	FL	3,439	—	770	—	770	3,439	4,209	—	1999	2010	30
Fort Myers	FL	5,206	33	415	—	415	5,239	5,654	(937)	1996	2005	35
Fort Walton	FL	6,372	—	694	—	694	6,372	7,066	(668)	2000	2007	35
Hollywood	FL	9,887	—	1,994	—	1,994	9,887	11,881	(1,208)	1972	2007	30
Jacksonville	FL	2,770	20	226	—	226	2,790	3,016	(922)	1997	1997	40
Jacksonville	FL	2,473	47	256	—	256	2,520	2,776	(448)	1997	2005	35
Leesburg	FL	3,239	—	301	—	301	3,239	3,540	(552)	1999	2005	40
Milton	FL	3,929	—	990	—	990	3,929	4,919	—	1999	2010	30
Ocala	FL	5,260	—	620	—	620	5,260	5,880	(66)	1996	2010	30
Ocala	FL	3,516	—	750	—	750	3,516	4,266	(37)	2005	2010	35
Ormond Beach	FL	1,649	51	480	—	480	1,700	2,180	(294)	1997	2005	35
Palm Coast	FL	2,580	38	406	—	406	2,618	3,024	(847)	1997	1997	40
Pensacola	FL	5,667	1,250	408	—	408	6,917	7,325	(1,726)	1999	1998	40
Quincy	FL	2,615	—	980	—	980	2,615	3,595	—	1999	2010	30
Rotunda West	FL	2,628	29	123	—	123	2,657	2,780	(861)	1997	1997	40
Tallahassee	FL	9,218	95	696	—	696	9,313	10,009	(2,613)	1999	1998	40
Tallahassee	FL	1,679	2,076	450	—	450	3,755	4,205	(379)	1999	2006	35
Tamarac	FL	6,921	639	967	—	967	7,560	8,527	(1,082)	2000	2006	35
Tampa	FL	12,343	—	2,360	—	2,360	12,343	14,703	(1,735)	2001	2006	40
Tavares	FL	2,466	7	156	—	156	2,473	2,629	(844)	1997	1997	40
Titusville	FL	4,706	—	1,742	—	1,742	4,706	6,448	(1,412)	1987	2000	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
		(Dollar amounts in thousands)
Augusta	GA	3,820	—	568	—	568	3,820	4,388	(467)	1997	2007	30
Jonesboro	GA	8,776	—	1,320	—	1,320	8,776	10,096	(1,464)	2000	2006	35
Marietta	GA	6,002	—	1,350	—	1,350	6,002	7,352	(1,100)	2000	2006	35
Carmel	IN	3,861	84	805	—	805	3,945	4,750	(2,413)	1998	1997	14
Floyds Knobs	IN	8,945	—	740	—	740	8,945	9,685	(584)	2008	2008	40
Greensburg	IN	1,249	1	120	—	120	1,250	1,370	(239)	1999	2007	35
Indianapolis	IN	4,267	—	750	—	750	4,267	5,017	(788)	1998	2006	35
Michigan City	IN	4,069	—	245	—	245	4,069	4,314	(695)	1998	2005	40
Michigan City	IN	3,331	—	370	—	370	3,331	3,701	(567)	1999	2005	40
Monticello	IN	2,697	—	270	—	270	2,697	2,967	(380)	1999	2007	35
South Bend	IN	2,602	—	490	—	490	2,602	3,092	—	1990	2010	30
Derby	KS	1,463	57	269	—	269	1,520	1,789	(267)	1994	2005	35
Lawrence	KS	3,822	—	932	—	932	3,822	4,754	(1,210)	1995	1998	40
Salina	KS	1,921	—	200	—	200	1,921	2,121	(660)	1996	1997	40
Salina	KS	2,887	—	329	—	329	2,887	3,216	(2,086)	1989	1998	15
Topeka	KS	2,955	87	424	—	424	3,042	3,466	(1,983)	1986	1998	15
Wellington	KS	1,006	56	11	—	11	1,062	1,073	(190)	1994	2005	35
Kingston	MA	12,780	5,566	1,000	—	1,000	18,346	19,346	(3,230)	1996	2006	35
Hagerstown	MD	4,664	448	533	—	533	5,112	5,645	(1,384)	1999	1998	40
Brownstown Township(6)	MI	20,513	—	660	—	660	20,513	21,173	(3,000)	2000	2006	35
Davidson	MI	1,754	26	154	—	154	1,780	1,934	(318)	1997	2005	35
Delta	MI	4,812	10	181	—	181	4,822	5,003	(868)	1998	2005	35
Delta	MI	1,743	16	155	—	155	1,759	1,914	(314)	1998	2005	35
Farmington Hills	MI	1,863	86	84	—	84	1,949	2,033	(348)	1994	2005	35
Farmington Hills	MI	2,014	—	95	—	95	2,014	2,109	(362)	1994	2005	35
Grand Blanc	MI	4,135	70	375	—	375	4,205	4,580	(750)	1998	2005	35
Grand Blanc	MI	4,048	68	375	—	375	4,116	4,491	(734)	1998	2005	35
Haslett	MI	4,231	35	847	—	847	4,266	5,113	(750)	1998	2005	35
Kentwood	MI	12,255	—	880	—	880	12,255	13,135	(1,725)	2001	2006	40

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
		(Dollar amounts in thousands)
Troy	MI	7,582	68	697	—	697	7,650	8,347	(1,365)	1998	2005	35
Troy	MI	7,986	90	1,046	—	1,046	8,076	9,122	(1,434)	1998	2005	35
Utica	MI	5,102	33	245	—	245	5,135	5,380	(922)	1995	2005	35
Austin	MN	8,893	—	400	—	400	8,893	9,293	(1,178)	2002	2006	35
Blue Earth	MN	6,339	—	500	—	500	6,339	6,839	(880)	1999	2006	35
Fairbault	MN	1,328	29	121	—	121	1,357	1,478	(242)	1997	2005	35
Mankato	MN	1,064	25	90	—	90	1,089	1,179	(194)	1996	2005	35
Owatonna	MN	1,762	—	60	—	60	1,762	1,822	(312)	1996	2005	35
Owatonna	MN	2,239	—	70	—	70	2,239	2,309	(383)	1999	2005	40
Sauk Rapids	MN	748	49	67	—	67	797	864	(141)	1997	2005	35
St. Louis	MN	10,423	—	900	—	900	10,423	11,323	(1,426)	2003	2006	35
Wilmar	MN	1,977	43	57	—	57	2,020	2,077	(363)	1997	2005	35
Winona	MN	1,436	36	65	—	65	1,472	1,537	(264)	1997	2005	35
Butler	MO	200	72	103	—	103	272	375	(27)	1995	2007	30
Lamar	MO	899	52	113	—	113	951	1,064	(111)	1996	2007	30
Nevada	MO	—	136	253	—	253	136	389	(14)	1993	2007	35
Nevada	MO	—	48	253	—	253	48	301	(2)	1996	2007	35
Greenville	MS	4,411	—	271	—	271	4,411	4,682	(462)	1999	2007	35
Asheboro	NC	7,054	—	200	—	200	7,054	7,254	(963)	1998	2006	35
Cramerton	NC	13,713	—	300	—	300	13,713	14,013	(1,810)	1999	2006	35
Harrisburg	NC	10,472	—	300	—	300	10,472	10,772	(1,432)	1997	2006	35
Hendersonville	NC	12,183	—	400	—	400	12,183	12,583	(1,701)	2005	2006	35
Hickory	NC	2,531	11	385	—	385	2,542	2,927	(809)	1997	1998	40
Hillsborough	NC	12,755	—	400	—	400	12,755	13,155	(1,768)	2005	2006	35
Newton	NC	11,707	528	400	—	400	12,235	12,635	(1,580)	2000	2006	35
Salisbury	NC	11,902	500	300	—	300	12,402	12,702	(1,657)	1999	2006	35
Shelby	NC	10,377	544	300	—	300	10,921	11,221	(1,425)	2000	2006	35
Sourthport	NC	12,283	—	300	—	300	12,283	12,583	(1,713)	2005	2006	35
Burleigh	ND	5,902	—	400	—	400	5,902	6,302	(759)	1994	2006	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Brick	NJ	2,428	—	1,102	—	1,102	2,428	3,530	(491)	1999	2002	40
Deptford	NJ	3,430	1	655	—	655	3,431	4,086	(1,051)	1998	1998	40
Albuquerque	NM	22,987	—	440	—	440	22,987	23,427	(3,324)	1998	2006	35
Sparks	NV	5,119	85	505	—	505	5,204	5,709	(1,905)	1991	1997	35
Sparks	NV	7,278	132	714	—	714	7,410	8,124	(2,370)	1993	1997	40
Centereach	NY	15,204	1,291	6,000	—	6,000	16,495	22,495	(3,963)	1973	2002	35
Manlius	NY	10,080	48	500	—	500	10,128	10,628	(1,818)	1994	2005	35
Vestal	NY	10,394	—	750	—	750	10,394	11,144	(2,283)	1994	2004	35
Barberton	OH	3,125	20	263	—	263	3,145	3,408	(562)	1997	2005	35
Englewood	OH	2,277	25	260	—	260	2,302	2,562	(410)	1997	2005	35
Greenville	OH	2,311	3,990	215	—	215	6,301	6,516	(1,063)	1997	1997	40
Groveport	OH	10,516	—	1,080	—	1,080	10,516	11,596	(1,496)	1998	2006	35
Lancaster	OH	2,084	17	350	—	350	2,101	2,451	(646)	1998	1998	40
Lorain	OH	9,280	—	620	—	620	9,280	9,900	(1,530)	2000	2006	35
Marion	OH	2,676	78	210	—	210	2,754	2,964	(491)	1998	2005	35
Medina	OH	10,199	—	500	—	500	10,199	10,699	(1,469)	1995	2006	35
Medina	OH	11,809	—	900	—	900	11,809	12,709	(1,624)	2000	2007	35
Mt. Vernon	OH	9,952	—	760	—	760	9,952	10,712	(1,500)	2001	2006	35
Springdale	OH	2,092	16	440	—	440	2,108	2,548	(696)	1997	1997	40
Zanesville	OH	12,421	—	830	—	830	12,421	13,251	(1,605)	1996	2007	35
Bartlesville	OK	2,337	83	183	—	183	2,420	2,603	(431)	1997	2005	35
Bethany	OK	1,212	77	114	—	114	1,289	1,403	(228)	1994	2005	35
Broken Arrow	OK	1,445	19	178	—	178	1,464	1,642	(510)	1996	1997	40
Oklahoma	OK	15,954	—	1,200	—	1,200	15,954	17,154	(2,404)	1999	2006	35
Beaverton	OR	5,695	—	721	—	721	5,695	6,416	(873)	2000	2005	40
Bend	OR	3,923	—	499	—	499	3,923	4,422	(602)	2001	2005	40
Forest Grove	OR	3,152	—	401	—	401	3,152	3,553	(1,351)	1994	1995	35
Gresham	OR	4,647	—	—	—	—	4,647	4,647	(1,992)	1988	1995	35
McMinnville(7)	OR	3,976	—	760	—	760	3,976	4,736	(1,491)	1989	1995	40

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Springfield	OR	3,382	—	140	—	140	3,382	3,522	—	1991	2010	30
Troutdale	OR	5,470	—	874	—	874	5,470	6,344	(836)	2000	2005	40
Dublin	PA	2,533	—	310	—	310	2,533	2,843	(431)	1998	2005	40
Indiana	PA	2,706	—	194	—	194	2,706	2,900	(696)	1997	2002	35
Kingston	PA	2,262	—	196	—	196	2,262	2,458	(276)	1992	2007	30
Old Forge	PA	264	—	103	—	103	264	367	(32)	1990	2007	30
Peckville	PA	2,078	—	163	—	163	2,078	2,241	(254)	1989	2007	30
South Fayette Township	PA	9,159	282	653	—	653	9,441	10,094	(2,729)	1999	1998	40
Wyoming	PA	1,500	—	107	—	107	1,500	1,607	(183)	1993	2007	30
York	PA	4,534	318	413	—	413	4,852	5,265	(1,396)	1999	1998	40
East Greenwich	RI	8,417	108	1,200	—	1,200	8,525	9,725	(2,339)	2000	1998	40
Lincoln	RI	9,612	29	477	—	477	9,641	10,118	(2,777)	2000	1998	33
Portsmouth	RI	9,155	91	1,200	—	1,200	9,246	10,446	(2,596)	1999	1998	40
Clinton	SC	2,560	—	87	—	87	2,560	2,647	(1,271)	1997	1998	20
Goose Creek	SC	2,336	—	619	—	619	2,336	2,955	(601)	1998	2002	35
Greenwood	SC	2,648	—	107	—	107	2,648	2,755	(1,314)	1997	1998	20
Brown	SD	3,125	—	400	—	400	3,125	3,525	(435)	1991	2006	35
Brown	SD	2,584	—	300	—	300	2,584	2,884	(371)	2000	2006	35
Lincoln	SD	8,273	—	700	—	700	8,273	8,973	(1,175)	2002	2006	35
Pennington	SD	5,575	—	300	—	300	5,575	5,875	(720)	1997	2006	35
Bartlett	TN	12,069	—	870	—	870	12,069	12,939	(1,895)	1999	2006	35
Bristol	TN	5,000	2,690	406	—	406	7,690	8,096	(1,793)	1999	1998	40
Chattanooga	TN	6,159	—	310	—	310	6,159	6,469	(1,121)	1999	2006	35
Hixson	TN	5,146	—	50	—	50	5,146	5,196	(497)	2000	2008	35
Johnson City	TN	5,000	543	404	—	404	5,543	5,947	(1,518)	1999	1998	40
Knoxville	TN	6,279	—	790	—	790	6,279	7,069	(863)	2001	2005	40
Memphis	TN	18,208	10,642	1,360	—	1,360	28,850	30,210	(3,144)	1964	2008	30
Memphis	TN	8,180	84	629	—	629	8,264	8,893	(1,772)	1989	2007	13
Memphis	TN	8,558	92	726	—	726	8,650	9,376	(1,768)	1985	2007	13

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Memphis	TN	5,259	38	412	—	412	5,297	5,709	(1,095)	1989	2007	13
Murfreesboro	TN	5,131	488	499	—	499	5,619	6,118	(1,549)	1999	1998	40
Nashville	TN	5,999	—	960	—	960	5,999	6,959	(1,100)	1998	2006	35
Nashville	TN	6,156	—	1,000	—	1,000	6,156	7,156	(1,120)	1999	2006	35
Newport	TN	6,116	—	423	—	423	6,116	6,539	(641)	2000	2007	35
Arlington	TX	4,349	—	3,100	—	3,100	4,349	7,449	(884)	1998	2006	35
Austin	TX	22,558	—	1,360	—	1,360	22,558	23,918	(3,268)	2000	2006	35
Bedford(8)	TX	18,138	—	780	—	780	18,138	18,918	(2,690)	1999	2006	35
Conroe	TX	17,898	—	1,510	—	1,510	17,898	19,408	(2,658)	1997	2006	35
Denton	TX	1,425	33	185	—	185	1,458	1,643	(509)	1996	1996	40
Ennis	TX	1,409	26	119	—	119	1,435	1,554	(502)	1996	1996	40
Flower Mound	TX	3,215	—	650	—	650	3,215	3,865	—	1995	2010	30
Fort Worth	TX	10,417	—	640	—	640	10,417	11,057	(1,432)	2001	2005	40
Garland	TX	12,931	—	890	—	890	12,931	13,821	(2,008)	1999	2006	35
Houston	TX	7,892	—	493	—	493	7,892	8,385	(2,466)	1998	1997	40
Houston	TX	7,194	—	1,235	—	1,235	7,194	8,429	(2,248)	1998	1997	40
Houston	TX	8,945	—	985	—	985	8,945	9,930	(2,628)	1999	1997	40
Houston	TX	7,052	—	1,089	—	1,089	7,052	8,141	(2,072)	1999	1997	40
Houston	TX	22,361	—	870	—	870	22,361	23,231	(3,243)	1999	2006	35
Houston	TX	17,872	—	850	—	850	17,872	18,722	(2,655)	1998	2006	35
Irving	TX	12,597	—	930	—	930	12,597	13,527	(1,964)	1999	2006	35
Kerrville	TX	2,129	88	195	—	195	2,217	2,412	(394)	1997	2005	35
Lake Jackson	TX	13,503	—	220	—	220	13,503	13,723	(2,083)	1998	2006	35
Lancaster	TX	2,100	65	175	—	175	2,165	2,340	(386)	1997	2005	35
Lewisville	TX	13,933	—	770	—	770	13,933	14,703	(2,139)	1998	2006	35
Paris	TX	1,465	32	166	—	166	1,497	1,663	(523)	1996	1996	40
San Antonio	TX	7,765	—	470	—	470	7,765	8,235	(1,331)	1999	2006	35
San Antonio	TX	3,910	100	359	—	359	4,010	4,369	(714)	1997	2005	35
Temple	TX	13,353	—	370	—	370	13,353	13,723	(1,984)	1997	2006	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Temple	TX	2,055	34	84	—	84	2,089	2,173	(375)	1997	2005	35
Texas City	TX	11,605	—	550	—	550	11,605	12,155	(1,755)	1996	2006	35
Victoria	TX	12,707	—	330	—	330	12,707	13,037	(1,900)	1997	2006	35
Wharton	TX	9,167	—	930	—	930	9,167	10,097	(1,436)	1996	2006	35
Salem	VA	10,320	—	890	—	890	10,320	11,210	(1,414)	1998	2006	35
Centralia	WA	5,254	87	610	—	610	5,341	5,951	(737)	1993	2007	30
Olympia	WA	10,954	156	870	—	870	11,110	11,980	(1,465)	1995	2007	30
Richland	WA	6,052	191	172	—	172	6,243	6,415	(2,661)	1990	1995	35
Sedro Woolley	WA	4,480	4	340	—	340	4,484	4,824	(677)	1996	2006	35
Sequim	WA	5,570	—	230	—	230	5,570	5,800	(169)	1961	2010	20
Spokane	WA	4,121	—	466	—	466	4,121	4,587	(1,019)	1959	2003	35
Tacoma	WA	5,208	22	403	—	403	5,230	5,633	(1,762)	1997	1996	40
Tacoma	WA	6,690	—	—	—	—	6,690	6,690	(1,370)	1988	2003	35
Tacoma	WA	12,560	466	1,090	—	1,090	13,026	14,116	(2,509)	1976	2007	20
Yakima	WA	5,122	39	500	—	500	5,161	5,661	(1,673)	1998	1997	40
Appleton	WI	1,260	—	154	—	154	1,260	1,414	(152)	1996	2008	30
Appleton	WI	1,120	—	136	—	136	1,120	1,256	(135)	1997	2008	30
Beaver Dam	WI	1,959	—	120	—	120	1,959	2,079	(207)	1998	2008	35
Beloit	WI	1,277	—	80	—	80	1,277	1,357	(167)	1990	2007	30
Clinton	WI	1,126	—	80	—	80	1,126	1,206	(155)	1991	2007	30
Cudahy	WI	1,859	—	220	—	220	1,859	2,079	(199)	2001	2008	35
Eau Claire	WI	1,459	—	220	—	220	1,459	1,679	(44)	1996	2010	30
Fitchburg	WI	2,235	—	190	—	190	2,235	2,425	(229)	1998	2008	35
Glendale	WI	16,391	—	2,185	—	2,185	16,391	18,576	(6,205)	1988	1997	35
Glendale	WI	1,732	—	190	—	190	1,732	1,922	(213)	1999	2007	35
Glendale	WI	1,732	—	190	—	190	1,732	1,922	(213)	1999	2007	35
Greenfield(9)	WI	20,540	—	1,500	—	1,500	20,540	22,040	(3,167)	1999	2004	40
Hartland	WI	1,651	—	180	—	180	1,651	1,831	(236)	1985	2007	35
Horicon	WI	2,751	—	270	—	270	2,751	3,021	(351)	2002	2007	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Jefferson	WI	2,036	—	130	—	130	2,036	2,166	(239)	1997	2008	30
Kenosha	WI	2,996	—	170	—	170	2,996	3,166	(385)	1996	2007	30
Kenosha	WI	615	54	17	—	17	669	686	(119)	1997	2005	35
Manitowac	WI	479	—	100	—	100	479	579	(16)	1997	2010	30
Menasha	WI	716	—	116	—	116	716	832	(83)	1994	2008	30
Menasha	WI	841	—	136	—	136	841	977	(98)	1993	2008	30
Menasha	WI	706	—	114	—	114	706	820	(82)	1994	2008	30
Menasha	WI	822	—	133	—	133	822	955	(96)	1993	2008	30
Menomonee Falls(10)	WI	13,190	—	4,161	—	4,161	13,190	17,351	(4,993)	1989	1997	35
Middleton	WI	1,866	48	155	—	155	1,914	2,069	(341)	1997	2005	35
Monroe	WI	1,348	—	160	—	160	1,348	1,508	(204)	1990	2007	30
Neenah	WI	1,732	—	406	—	406	1,732	2,138	(190)	2007	2008	40
Neenah	WI	1,566	—	570	—	570	1,566	2,136	(186)	2001	2008	35
Neenah	WI	1,296	—	304	—	304	1,296	1,600	(142)	2006	2008	40
Neenah	WI	1,422	77	73	—	73	1,499	1,572	(267)	1996	2005	35
Oak Creek	WI	1,732	—	190	—	190	1,732	1,922	(273)	1997	2007	30
Oconomowoc	WI	3,831	—	300	—	300	3,831	4,131	(903)	1992	2004	35
Onalaska	WI	2,303	65	62	—	62	2,368	2,430	(425)	1995	2005	35
Oshkosh	WI	616	—	100	—	100	616	716	(24)	1993	2010	30
Oshkosh	WI	1,046	86	61	—	61	1,132	1,193	(201)	1996	2005	35
Pewaukee	WI	4,766	—	360	—	360	4,766	5,126	(625)	2001	2007	35
Rib Mountain	WI	1,174	—	100	—	100	1,174	1,274	(36)	1997	2010	30
Sheboygan	WI	1,144	—	680	—	680	1,144	1,824	(40)	1995	2010	30
St. Francis	WI	2,465	—	190	—	190	2,465	2,655	(321)	2000	2007	35
St. Francis	WI	2,465	—	190	—	190	2,465	2,655	(321)	2000	2007	35
St. Francis(11)	WI	9,645	—	403	—	403	9,645	10,048	(1,970)	2001	2004	40
Stoughton	WI	2,183	—	230	—	230	2,183	2,413	(301)	1992	2007	30
Sun Prairie	WI	436	89	85	—	85	525	610	(91)	1994	2005	35
Waukesha(12)	WI	9,411	1,827	2,765	—	2,765	11,238	14,003	(4,224)	1985	1997	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Wauwatosa(13)	WI	11,483	—	1,541	—	1,541	11,483	13,024	(2,035)	2005	2006	35
West Allis(14)	WI	8,117	2,911	682	—	682	11,028	11,710	(3,612)	1996	1997	40
Wrightstown	WI	1,147	—	150	—	150	1,147	1,297	(150)	1999	2008	35
Hurricane	WV	5,419	413	704	—	704	5,832	6,536	(1,549)	1999	1998	40
		1,568,311	77,570	165,453	—	165,453	1,645,881	1,811,334	(316,024)
Skilled Nursing Facilities:
Benton	AR	4,659	9	685	—	685	4,668	5,353	(1,679)	1992	1998	35
Bryant	AR	4,889	16	320	—	320	4,905	5,225	(1,764)	1989	1998	35
Fort Smith	AR	3,318	—	350	—	350	3,318	3,668	(517)	2000	2007	35
Hot Springs	AR	2,321	—	54	—	54	2,321	2,375	(1,620)	1978	1986	35
Lake Village	AR	4,318	15	261	—	261	4,333	4,594	(1,363)	1998	1998	40
Monticello	AR	3,295	8	300	—	300	3,303	3,603	(1,039)	1995	1998	40
Morrilton	AR	3,703	7	250	—	250	3,710	3,960	(1,334)	1988	1998	35
Morrilton	AR	4,995	102	308	—	308	5,097	5,405	(1,573)	1996	1998	40
Wynne	AR	4,165	7	327	—	327	4,172	4,499	(1,500)	1990	1998	35
Chowchilla	CA	1,119	—	109	—	109	1,119	1,228	(650)	1965	1987	40
Gilroy	CA	1,892	387	714	—	714	2,279	2,993	(1,321)	1968	1991	30
Orange	CA	5,082	—	1,141	—	1,141	5,082	6,223	(2,352)	1987	1992	40
Hartford	CT	4,190	5,278	350	—	350	9,468	9,818	(1,972)	1969	2001	35
Torrington	CT	2,804	—	140	—	140	2,804	2,944	(327)	1969	2008	20
Winsted	CT	3,516	969	70	—	70	4,485	4,555	(1,182)	1960	2001	35
Fort Pierce	FL	3,038	—	125	—	125	3,038	3,163	(2,250)	1960	1985	35
Jacksonville	FL	1,760	3,382	1,503	—	1,503	5,142	6,645	(863)	1997	2005	40
Pensacola	FL	1,833	—	77	—	77	1,833	1,910	(1,077)	1962	1987	40
Flowery Branch	GA	3,180	600	562	—	562	3,780	4,342	(1,470)	1970	1999	30
Anderson	IN	5,116	—	620	—	620	5,116	5,736	(741)	1967	2008	20
Berne	IN	1,904	4	150	—	150	1,908	2,058	(570)	1986	2007	15
Clinton	IN	6,440	20	330	—	330	6,460	6,790	(2,115)	1971	2007	12
Columbus	IN	3,147	11	200	—	200	3,158	3,358	(744)	1988	2007	20

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Fowler	IN	3,223	—	300	—	300	3,223	3,523	(477)	1973	2008	20
Gas City	IN	5,377	261	100	—	100	5,638	5,738	(1,780)	1974	2007	12
Hanover	IN	4,340	—	390	—	390	4,340	4,730	(650)	1975	2008	20
Hartford City	IN	1,848	89	130	—	130	1,937	2,067	(572)	1988	2007	15
Huntington	IN	3,263	62	160	—	160	3,325	3,485	(935)	1987	2007	15
Indianapolis	IN	4,829	535	1,700	—	1,700	5,364	7,064	(638)	1968	2006	35
Knox	IN	1,412	—	300	—	300	1,412	1,712	(226)	1984	2008	20
Lawrenceburg	IN	3,834	—	720	—	720	3,834	4,554	(533)	1966	2008	20
Monticello	IN	827	—	180	—	180	827	1,007	(186)	1988	2008	20
Muncie	IN	4,344	5	220	—	220	4,349	4,569	(1,397)	1976	2007	12
Muncie	IN	7,295	125	160	—	160	7,420	7,580	(2,001)	2001	2007	15
Petersburg	IN	2,352	4	33	—	33	2,356	2,389	(1,641)	1970	1986	35
Portland	IN	5,313	56	240	—	240	5,369	5,609	(2,102)	1964	2007	10
Richmond	IN	2,520	—	114	—	114	2,520	2,634	(1,758)	1975	1986	35
Terre Haute	IN	3,245	227	330	—	330	3,472	3,802	(1,170)	1965	2007	12
Washington	IN	9,673	—	420	—	420	9,673	10,093	(1,239)	1968	2008	20
Winchester	IN	2,430	51	80	—	80	2,481	2,561	(698)	1986	2007	15
Belleville	KS	1,887	—	213	—	213	1,887	2,100	(1,116)	1977	1993	30
Hiawatha	KS	788	35	150	—	150	823	973	(577)	1974	1998	14
Salina	KS	2,463	335	27	—	27	2,798	2,825	(1,497)	1981	1994	30
Topeka	KS	1,137	58	100	—	100	1,195	1,295	(415)	1973	1998	35
Wichita	KS	3,168	26	200	—	200	3,194	3,394	(563)	1965	2004	35
Andover	MA	10,177	3,472	2,000	—	2,000	13,649	15,649	(2,717)	1992	2006	35
Brighton	MA	9,694	533	2,000	—	2,000	10,227	12,227	(2,249)	1995	2006	35
Danvers	MA	7,244	1,192	366	—	366	8,436	8,802	(2,082)	1998	1999	40
East Longmeadow	MA	16,462	38	700	—	700	16,500	17,200	(2,503)	1985	2006	35
Haverhill	MA	5,734	4,213	660	—	660	9,947	10,607	(4,561)	1973	1993	30
Kingston	MA	4,890	3,484	2,000	—	2,000	8,374	10,374	(1,793)	1992	2006	35
Lowell	MA	3,945	4,685	2,500	—	2,500	8,630	11,130	(1,370)	1966	2006	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Needham	MA	13,416	720	2,000	—	2,000	14,136	16,136	(2,794)	1996	2006	35
Reading	MA	8,184	403	1,000	—	1,000	8,587	9,587	(2,033)	1988	2006	35
South Hadley	MA	7,250	1,105	1,000	—	1,000	8,355	9,355	(1,991)	1988	2006	35
Springfield	MA	8,250	2,890	2,000	—	2,000	11,140	13,140	(1,512)	1987	2007	35
Sudbury	MA	10,006	928	4,000	—	4,000	10,934	14,934	(2,321)	1997	2006	35
West Springfield	MA	9,432	3,897	580	—	580	13,329	13,909	(1,917)	1960	2006	35
Wilbraham	MA	4,473	453	1,000	—	1,000	4,926	5,926	(1,509)	1988	2006	35
Worcester	MA	12,182	3,176	500	—	500	15,358	15,858	(2,808)	1970	2006	35
Cumberland	MD	5,260	600	150	—	150	5,860	6,010	(3,813)	1968	1985	35
Hagerstown	MD	4,316	1,598	215	—	215	5,914	6,129	(3,187)	1971	1985	35
Westminster	MD	6,795	1,367	80	—	80	8,162	8,242	(4,980)	1973	1985	35
Duluth	MN	7,377	4,245	1,014	—	1,014	11,622	12,636	(4,538)	1971	1997	30
Hopkins	MN	4,184	2,273	436	—	436	6,457	6,893	(3,604)	1961	1985	22
Minneapolis	MN	5,935	2,028	333	—	333	7,963	8,296	(5,367)	1941	1985	22
Ashland	MO	3,281	—	670	—	670	3,281	3,951	(721)	1993	2005	35
Columbia	MO	5,182	—	430	—	430	5,182	5,612	(1,125)	1994	2005	35
Dixon	MO	1,892	—	330	—	330	1,892	2,222	(486)	1989	2005	35
Doniphan	MO	4,943	—	120	—	120	4,943	5,063	(1,168)	1991	2005	35
Forsyth	MO	5,472	—	230	—	230	5,472	5,702	(1,257)	1993	2005	35
Maryville	MO	2,689	—	51	—	51	2,689	2,740	(1,921)	1972	1985	35
Seymour	MO	3,120	—	200	—	200	3,120	3,320	(694)	1990	2005	35
Silex	MO	1,536	—	870	—	870	1,536	2,406	(426)	1991	2005	35
St. Louis	MO	1,953	—	1,370	—	1,370	1,953	3,323	(496)	1988	2005	35
St. Louis	MO	7,924	—	683	—	683	7,924	8,607	(2,905)	1954	2007	10
Strafford	MO	4,441	—	530	—	530	4,441	4,971	(1,000)	1995	2005	35
Windsor	MO	2,969	—	350	—	350	2,969	3,319	(668)	1996	2005	35
Columbus	MS	3,520	197	750	—	750	3,717	4,467	(1,297)	1976	1998	35
Hendersonville	NC	2,244	—	116	—	116	2,244	2,360	(1,603)	1979	1985	35
Sparks	NV	3,294	355	740	—	740	3,649	4,389	(1,731)	1988	1991	40

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Beacon	NY	20,710	370	1,000	—	1,000	21,080	22,080	(3,706)	2002	2006	35
Fishkill	NY	18,399	307	2,000	—	2,000	18,706	20,706	(3,269)	1996	2006	35
Highland	NY	13,992	356	1,500	—	1,500	14,348	15,848	(2,682)	1998	2006	35
Columbus	OH	4,333	—	343	—	343	4,333	4,676	(2,575)	1984	1991	40
Galion	OH	3,420	93	24	—	24	3,513	3,537	(2,715)	1967	1997	33
Warren	OH	7,489	266	450	—	450	7,755	8,205	(6,114)	1967	1997	33
Washington Court House	OH	4,086	166	356	—	356	4,252	4,608	(2,506)	1984	1991	40
Youngstown	OH	7,046	326	60	—	60	7,372	7,432	(5,629)	1962	1997	40
Grandfield	OK	—	—	—	—	—	—	—	—	1965	2007	0
Lawton	OK	201	75	130	—	130	276	406	(53)	1968	2007	20
Lawton	OK	4,946	282	196	—	196	5,228	5,424	(953)	1985	2007	20
Temple	OK	1,405	—	23	—	23	1,405	1,428	(515)	1971	2007	10
Tuttle	OK	1,489	340	35	—	35	1,829	1,864	(638)	1960	2007	10
Greensburg	PA	9,129	—	769	—	769	9,129	9,898	(3,347)	1971	2007	10
Kingston	PA	2,507	—	209	—	209	2,507	2,716	(460)	1995	2007	20
Peckville	PA	1,302	—	116	—	116	1,302	1,418	(239)	1991	2007	20
Beaufort	SC	10,399	—	923	—	923	10,399	11,322	(1,646)	1970	2007	20
Bennettsville	SC	6,555	—	674	—	674	6,555	7,229	(1,602)	1958	2007	15
Conway	SC	10,423	—	1,158	—	1,158	10,423	11,581	(1,129)	1975	2007	30
Mt. Pleasant	SC	5,916	—	648	—	648	5,916	6,564	(1,446)	1977	2007	15
Mitchell	SD	8,758	3	239	—	239	8,761	9,000	(292)	1966	2010	20
Rapid City	SD	8,350	—	650	—	650	8,350	9,000	(112)	1989	2010	20
Decatur	TN	3,329	27	193	—	193	3,356	3,549	(1,196)	1981	1998	35
Harrogate	TN	6,058	—	664	—	664	6,058	6,722	(1,111)	1990	2007	20
Madison	TN	6,415	500	1,120	—	1,120	6,915	8,035	(2,340)	1967	1998	35
Baytown	TX	2,010	80	61	—	61	2,090	2,151	(1,095)	1970	1990	40
Baytown	TX	2,496	224	90	—	90	2,720	2,810	(1,387)	1975	1990	40
Beaumont	TX	12,847	—	290	—	290	12,847	13,137	—	2009	2010	30
Center	TX	1,532	213	22	—	22	1,745	1,767	(892)	1972	1990	40

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Clarksville	TX	3,075	174	210	—	210	3,249	3,459	(769)	1989	2005	35
Conroe	TX	19,657	2	670	—	670	19,659	20,329	(425)	2001	2010	25
Corpus Christi	TX	4,485	—	330	—	330	4,485	4,815	(118)	1973	2010	20
Corpus Christi	TX	8,277	—	580	—	580	8,277	8,857	(216)	1994	2010	20
Corsicana	TX	10,925	—	440	—	440	10,925	11,365	—	1995	2010	20
DeSoto	TX	4,662	1,046	610	—	610	5,708	6,318	(1,262)	1987	2005	35
Dripping Springs	TX	4,818	—	420	—	420	4,818	5,238	(120)	1986	2010	20
Flowery Mound	TX	4,873	41	1,211	—	1,211	4,914	6,125	(1,134)	1995	2002	35
Gainesville	TX	10,227	—	440	—	440	10,227	10,667	(256)	1990	2010	20
Garland	TX	1,727	212	238	—	238	1,939	2,177	(994)	1970	1990	40
Garland	TX	6,474	—	750	—	750	6,474	7,224	(706)	2008	2008	30
Gilmer	TX	4,818	88	248	—	248	4,906	5,154	(1,655)	1990	1998	35
Houston	TX	4,262	301	408	—	408	4,563	4,971	(2,680)	1982	1990	30
Houston	TX	15,084	—	660	—	660	15,084	15,744	(334)	2003	2010	25
Houston	TX	11,945	—	910	—	910	11,945	12,855	(279)	2005	2010	25
Houston	TX	10,399	—	1,260	—	1,260	10,399	11,659	(290)	1999	2010	20
Humble	TX	1,929	400	140	—	140	2,329	2,469	(1,148)	1972	1990	40
Humble	TX	14,466	—	780	—	780	14,466	15,246	(321)	2003	2010	25
Huntsville	TX	2,037	32	135	—	135	2,069	2,204	(1,094)	1968	1990	40
Jacksonville	TX	7,684	—	410	—	410	7,684	8,094	(124)	2006	2010	30
Kirbyville	TX	2,533	258	350	—	350	2,791	3,141	(633)	1987	2006	10
Lancaster	TX	6,245	—	534	—	534	6,245	6,779	(804)	2008	2008	30
Linden	TX	2,520	75	25	—	25	2,595	2,620	(1,508)	1968	1993	30
Marshall	TX	6,291	—	265	—	265	6,291	6,556	(751)	2008	2008	30
McKinney	TX	4,797	97	1,263	—	1,263	4,894	6,157	(1,736)	1993	2000	30
McKinney	TX	4,737	170	756	—	756	4,907	5,663	(665)	2006	2006	35
Midland	TX	8,534	—	800	—	800	8,534	9,334	(142)	2008	2010	30
Missouri	TX	8,388	—	780	—	780	8,388	9,168	(193)	2005	2010	25
Mt. Pleasant	TX	2,505	158	40	—	40	2,663	2,703	(1,534)	1970	1993	30

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Nacogdoches	TX	1,211	43	135	—	135	1,254	1,389	(680)	1973	1990	40
New Boston	TX	2,366	172	44	—	44	2,538	2,582	(1,441)	1966	1993	30
Omaha	TX	1,579	92	28	—	28	1,671	1,699	(964)	1970	1993	30
Orange	TX	7,431	—	180	—	180	7,431	7,611	—	2006	2010	30
Port Arthur	TX	11,167	—	510	—	510	11,167	11,677	—	2000	2010	20
Port Arthur	TX	9,224	—	160	—	160	9,224	9,384	—	1986	2010	20
Portland	TX	6,873	—	350	—	350	6,873	7,223	(168)	1998	2010	20
San Angelo	TX	10,257	—	410	—	410	10,257	10,667	(171)	2006	2010	30
San Antonio	TX	4,536	—	—	—	—	4,536	4,536	(1,102)	1988	2002	35
San Antonio	TX	2,320	399	308	—	308	2,719	3,027	(921)	1986	2004	35
Sherman	TX	2,075	87	67	—	67	2,162	2,229	(1,251)	1971	1993	30
Trinity	TX	2,466	237	510	—	510	2,703	3,213	(627)	1985	2006	10
Waxahachie	TX	3,493	406	319	—	319	3,899	4,218	(2,148)	1976	1987	40
Wharton	TX	2,596	269	380	—	380	2,865	3,245	(571)	1988	2006	10
Salt Lake City	UT	2,479	34	280	—	280	2,513	2,793	(442)	1972	2004	35
Annandale	VA	7,752	603	487	—	487	8,355	8,842	(5,686)	1963	1985	35
Charlottesville	VA	4,620	337	362	—	362	4,957	5,319	(3,383)	1964	1985	35
Emporia	VA	6,960	320	473	—	473	7,280	7,753	(1,688)	1971	2007	15
Petersburg	VA	2,215	1,486	93	—	93	3,701	3,794	(1,717)	1972	1985	35
Petersburg	VA	2,945	1,474	94	—	94	4,419	4,513	(2,238)	1976	1985	35
South Boston	VA	1,335	—	176	—	176	1,335	1,511	(830)	1966	2007	6
Bellingham	WA	8,526	—	620	—	620	8,526	9,146	(426)	1999	2008	40
Everett	WA	7,045	—	830	—	830	7,045	7,875	(1,275)	1995	2004	35
Moses Lake	WA	4,307	1,326	304	—	304	5,633	5,937	(2,561)	1972	1994	35
Moses Lake	WA	2,385	—	164	—	164	2,385	2,549	(1,298)	1988	1994	30
Seattle	WA	5,752	182	1,223	—	1,223	5,934	7,157	(2,439)	1993	1994	40
Shelton	WA	4,682	—	327	—	327	4,682	5,009	(1,624)	1998	1997	40
Vancouver	WA	6,254	—	680	—	680	6,254	6,934	(1,132)	1991	2004	35
Chilton	WI	2,423	116	55	—	55	2,539	2,594	(1,754)	1963	1986	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Florence	WI	1,529	5	15	—	15	1,534	1,549	(1,068)	1970	1986	35
Green Bay	WI	2,255	—	300	—	300	2,255	2,555	(1,573)	1965	1986	35
Sheboygan	WI	1,697	22	348	—	348	1,719	2,067	(1,181)	1967	1986	35
St. Francis	WI	535	—	80	—	80	535	615	(372)	1960	1986	35
Waukesha	WI	13,546	1,850	2,196	—	2,196	15,396	17,592	(6,629)	1973	1997	30
Wisconsin Dells	WI	1,697	1,519	81	—	81	3,216	3,297	(1,535)	1972	1986	35
Logan	WV	3,006	—	100	—	100	3,006	3,106	(852)	1987	2004	35
Ravenswood	WV	2,986	—	250	—	250	2,986	3,236	(832)	1987	2004	35
South Charleston	WV	4,907	676	750	—	750	5,583	6,333	(1,493)	1987	2004	35
White Sulphur	WV	2,894	100	250	—	250	2,994	3,244	(840)	1987	2004	35
		932,160	74,973	90,732	—	90,732	1,007,133	1,097,865	(255,793)
Continuing Care Retirement Communities:
Chandler	AZ	7,039	3,868	1,980	—	1,980	10,907	12,887	(2,570)	1992	2002	35
Sterling	CO	2,716	—	400	—	400	2,716	3,116	(1,516)	1979	1994	30
Northborough	MA	2,512	11,844	300	—	300	14,356	14,656	(4,365)	1968	1998	30
Auburn	ME	10,502	—	400	—	400	10,502	10,902	(1,768)	1982	2007	35
Gorham	ME	15,590	—	800	—	800	15,590	16,390	(2,185)	1990	2007	35
York	ME	10,749	—	1,300	—	1,300	10,749	12,049	(1,409)	2000	2007	35
Tulsa	OK	7,267	951	500	—	500	8,218	8,718	(1,641)	1981	2007	15
Trenton	TN	3,004	—	174	—	174	3,004	3,178	(776)	1974	2000	40
Corpus Christi	TX	15,430	13,591	1,848	—	1,848	29,021	30,869	(10,122)	1985	1997	40
Corsicana	TX	14,576	—	750	—	750	14,576	15,326	—	1996	2010	30
		89,385	30,254	8,452	—	8,452	119,639	128,091	(26,352)
Specialty Hospitals:
Scottsdale	AZ	5,924	195	242	—	242	6,119	6,361	(3,435)	1986	1988	40
Tucson	AZ	9,435	—	1,275	—	1,275	9,435	10,710	(4,383)	1992	1992	40
Orange	CA	3,715	—	700	—	700	3,715	4,415	(845)	2000	2004	40
Tustin	CA	33,092	—	1,800	—	1,800	33,092	34,892	(7,192)	1991	2004	35

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Conroe	TX	3,772	—	900	—	900	3,772	4,672	(1,013)	1992	2004	35
Houston	TX	3,272	8,212	1,097	—	1,097	11,484	12,581	(1,611)	1999	2004	35
The Woodlands	TX	2,472	—	100	—	100	2,472	2,572	(668)	1995	2004	35
		61,682	8,407	6,114	—	6,114	70,089	76,203	(19,147)
Triple Net Medical Office Buildings:
Huntsville(15)	AL	11,061	—	5,645	—	5,645	11,061	16,706	(1,320)	1994	2007	30
Arcadia	FL	2,244	—	280	—	280	2,244	2,524	(168)	1993	2008	30
Cape Coral	FL	3,433	—	1,010	—	1,010	3,433	4,443	(257)	1984	2008	30
Englewood	FL	2,314	—	1,220	—	1,220	2,314	3,534	(174)	1992	2008	30
Ft. Myers	FL	2,109	—	1,930	—	1,930	2,109	4,039	(158)	1989	2008	30
Key West	FL	2,786	—	950	—	950	2,786	3,736	(209)	1987	2008	30
Naples	FL	2,736	—	1,000	—	1,000	2,736	3,736	(176)	1999	2008	35
Pt. Charlotte	FL	2,541	—	1,700	—	1,700	2,541	4,241	(191)	1985	2008	30
Sarasota	FL	2,948	—	2,000	—	2,000	2,948	4,948	(221)	1996	2008	30
Venice	FL	2,642	—	1,700	—	1,700	2,642	4,342	(198)	1997	2008	30
Elkhart(16)	IN	2,743	—	107	—	107	2,743	2,850	(290)	1994	2007	30
LaPorte(16)	IN	1,676	—	93	—	93	1,676	1,769	(177)	1997	2007	30
Mishawaka(17)	IN	6,741	—	1,023	—	1,023	6,741	7,764	(712)	1993	2007	30
South Bend(18)	IN	3,013	—	328	—	328	3,013	3,341	(318)	1996	2007	30
Berlin	MD	1,717	—	—	—	—	1,717	1,717	(129)	1994	2008	30
Madison Heights	MI	2,546	—	180	—	180	2,546	2,726	(164)	2002	2008	35
Monroe	MI	2,748	—	180	—	180	2,748	2,928	(206)	1997	2008	30
Brookfield	WI	4,005	—	630	—	630	4,005	4,635	(89)	1999	2010	30
Hartland	WI	3,372	—	550	—	550	3,372	3,922	(75)	1994	2010	30
New Berlin	WI	5,227	—	1,190	—	1,190	5,227	6,417	(116)	1999	2010	30
Pewaukee	WI	7,968	—	1,300	—	1,300	7,968	9,268	(177)	1997	2010	30
Watertown	WI	2,044	—	540	—	540	2,044	2,584	(39)	2003	2010	35
Waukesha	WI	4,095	—	450	—	450	4,095	4,545	(91)	1997	2010	30

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Waukesha	WI	11,081	—	950	—	950	11,081	12,031	(246)	2008	2010	30
		93,790	—	24,956	—	24,956	93,790	118,746	(5,901)
Medical Office Buildings:
Gilbert	AZ	8,224	647	—	—	—	8,871	8,871	(205)	2007	2010	47
Burbank(19)	CA	23,031	2,505	—	—	—	25,536	25,536	(1,642)	2004	2008	41
Castro Valley	CA	5,003	536	—	—	—	5,539	5,539	(409)	1998	2008	35
Chula Vista(20)	CA	18,108	—	4,080	—	4,080	18,108	22,188	(1,022)	2001	2008	43
Lynwood(21)	CA	15,811	1,320	—	—	—	17,131	17,131	(1,600)	1993	2008	29
Mission Viejo(22)	CA	66,716	456	—	—	—	67,172	67,172	(1,320)	2007	2010	43
Orange(23)	CA	55,987	504	—	—	—	56,491	56,491	(1,089)	2008	2010	44
Padadena	CA	61,023	471	—	—	—	61,494	61,494	(1,735)	2009	2010	46
Poway	CA	46,179	260	—	—	—	46,439	46,439	(979)	2007	2008	44
San Bernardino	CA	8,325	178	—	—	—	8,503	8,503	(440)	1971	2008	16
San Bernardino	CA	5,165	24	—	—	—	5,189	5,189	(189)	1988	2008	23
San Gabriel(24)	CA	16,135	1,288	—	—	—	17,423	17,423	(1,032)	2004	2008	46
Santa Clarita(25)	CA	26,284	2,746	6,870	374	7,244	29,030	36,274	(1,793)	2005	2008	47
Torrance	CA	7,198	1,342	2,980	173	3,153	8,540	11,693	(1,051)	1989	2008	23
Tamarac(26)	FL	4,704	203	1,492	—	1,492	4,907	6,399	(487)	1980	2007	40
Augusta	GA	2,061	670	—	12	12	2,731	2,743	(509)	1972	2006	40
Augusta	GA	2,359	690	587	324	911	3,049	3,960	(625)	1983	2006	40
Austell(27)	GA	16,520	10	—	—	—	16,530	16,530	—	2002	2010	37
Evans	GA	891	79	—	198	198	970	1,168	(201)	1940	2006	40
Fort Oglethorpe(28)	GA	7,000	10	—	—	—	7,010	7,010	—	2004	2010	44
Buffalo Grove	IL	1,383	84	1,031	80	1,111	1,467	2,578	(156)	1992	2007	40
Grayslake	IL	2,429	135	2,198	25	2,223	2,564	4,787	(289)	1996	2007	40
Gurnee	IL	1,436	23	126	7	133	1,459	1,592	(145)	2005	2007	40
Gurnee	IL	1,418	11	176	8	184	1,429	1,613	(156)	2002	2007	40
Gurnee	IL	821	—	72	—	72	821	893	(80)	2002	2007	40
Gurnee	IL	5,445	3	492	—	492	5,448	5,940	(535)	2001	2007	40

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Gurnee	IL	1,489	13	147	8	155	1,502	1,657	(153)	1996	2007	40
Libertyville	IL	5,066	280	153	37	190	5,346	5,536	(473)	1990	2007	40
Libertyville	IL	2,598	29	10	—	10	2,627	2,637	(210)	1980	2007	40
Libertyville	IL	3,301	—	336	—	336	3,301	3,637	(323)	1988	2007	40
Round Lake	IL	891	24	1,956	14	1,970	915	2,885	(128)	1984	2007	40
Vernon Hills	IL	946	29	1,914	62	1,976	975	2,951	(156)	1986	2007	40
Covington	LA	6,026	802	—	11	11	6,828	6,839	(1,115)	1994	2006	40
Lafayette	LA	972	143	—	36	36	1,115	1,151	(223)	1984	2006	40
Lafayette	LA	2,145	399	—	30	30	2,544	2,574	(518)	1984	2006	40
Madeville	LA	1,111	89	—	35	35	1,200	1,235	(205)	1987	2006	40
Metairie	LA	3,729	746	—	31	31	4,475	4,506	(715)	1986	2006	40
Metairie	LA	747	348	—	21	21	1,095	1,116	(293)	1980	2006	40
Slidell	LA	1,720	671	1,421	—	1,421	2,391	3,812	(385)	1986	2007	40
Slidell	LA	1,790	532	1,314	—	1,314	2,322	3,636	(376)	1990	2007	40
Arnold	MO	1,371	27	874	—	874	1,398	2,272	(124)	1999	2007	35
Fenton	MO	1,737	103	—	—	—	1,840	1,840	(167)	2003	2007	35
St. Louis	MO	14,362	1,827	—	—	—	16,189	16,189	(1,488)	2003	2007	35
St. Louis	MO	12,416	381	—	—	—	12,797	12,797	(1,321)	1993	2007	30
St. Louis	MO	4,032	132	—	—	—	4,164	4,164	(443)	1975	2007	30
St. Louis	MO	5,052	41	—	—	—	5,093	5,093	(513)	1980	2007	30
St. Louis	MO	2,549	77	1,364	—	1,364	2,626	3,990	(407)	1983	2007	20
Henderson	NV	23,418	2,069	—	—	—	25,487	25,487	(1,552)	1999	2008	46
Reno(29)	NV	10,988	1,662	1,254	—	1,254	12,650	13,904	(2,000)	2004	2008	32
Columbus(26)	OH	10,738	35	698	—	698	10,773	11,471	(944)	1999	2007	40
Zanesville	OH	4,950	210	—	—	—	5,160	5,160	—	2000	2010	40
Zanesville	OH	652	19	30	—	30	671	701	—	1960	2010	15
Zanesville	OH	1,658	110	450	—	450	1,768	2,218	—	2006	2010	36
Zanesville	OH	3,400	220	—	—	—	3,620	3,620	—	1995	2010	30
Zanesville	OH	176	30	—	—	—	206	206	—	1970	2010	6

												Life on which
												Depreciation in
												The Latest
		Initial Cost to	Cost							Year		Income
		Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
		Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
		Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
						(Dollar amounts in thousands)
Zanesville	OH	831	60	—	—	—	891	891	—	1999	2010	22
Zanesville	OH	736	30	—	—	—	766	766	—	1985	2010	20
Zanesville	OH	741	30	—	—	—	771	771	—	1988	2010	22
Zanesville	OH	9,740	510	1,710	—	1,710	10,250	11,960	—	1990	2010	30
Zanesville	OH	3,535	281	—	—	—	3,816	3,816	—	1990	2010	25
Zanesville	OH	314	20	—	—	—	334	334	—	1985	2010	20
Zanesville	OH	538	30	—	—	—	568	568	—	1999	2010	20
Hillsboro(30)	OR	28,480	2,719	—	—	—	31,199	31,199	(1,944)	2003	2008	45
Irmo(31)	SC	8,754	942	2,177	—	2,177	9,696	11,873	(1,189)	2004	2007	40
Walterboro	SC	2,033	207	10	—	10	2,240	2,250	(410)	1998	2006	40
Jasper	TN	3,862	156	7	—	7	4,018	4,025	(544)	1998	2006	40
Brownsville	TX	381	5	351	—	351	386	737	(91)	1989	2006	40
Frisco	TX	885	68	210	—	210	953	1,163	(252)	1996	2006	40
Houston	TX	1,341	1,142	260	71	331	2,483	2,814	(605)	1982	2006	40
Houston	TX	858	431	5	—	5	1,289	1,294	(143)	1982	2006	40
Keller	TX	278	12	195	62	257	290	547	(64)	1995	2006	40
Mansfield	TX	1,038	188	152	—	152	1,226	1,378	(255)	1998	2006	40
Christiansburg	VA	649	276	71	22	93	925	1,018	(137)	1997	2006	40
Midlothian	VA	252	158	190	83	273	410	683	(116)	1985	2006	40
Richmond	VA	3,038	1,117	4	—	4	4,155	4,159	(685)	1976	2006	40
Vancouver	WA	31,554	1,814	—	—	—	33,368	33,368	(2,976)	2001	2007	44
Vancouver	WA	6,379	701	—	—	—	7,080	7,080	(570)	1972	2007	38
Vancouver	WA	29,518	1,027	—	—	—	30,545	30,545	(3,296)	1980	2007	29
Vancouver	WA	11,615	705	—	—	—	12,320	12,320	(1,000)	1999	2007	39
Vancouver	WA	8,376	777	699	—	699	9,153	9,852	(650)	1994	2007	43
Vancouver	WA	4,223	593	2,969	—	2,969	4,816	7,785	(403)	1995	2007	36
Vancouver	WA	871	95	1,068	—	1,068	966	2,034	(129)	1997	2007	33
Vancouver	WA	3,180	190	—	—	—	3,370	3,370	(4)	1991	2010	29
		703,686	39,527	42,103	1,724	43,827	743,213	787,040	(47,384)

											Life on which
											Depreciation in
											The Latest
	Initial Cost to	Cost							Year		Income
	Company	Capitalized			Carried at Close of Period(1)				Original		Statement is
	Building and	Subsequent to		Land		Buildings and		Accumulated	Construction	Date	Computed (in
	Improvements	Acquisition	Land(2)	Improvement	Land	Improvements	Total	Depreciation	Date	Acquired	Years)
					(Dollar amounts in thousands)
Development in Progress	17,827	—	—	—	—	17,827	17,827	—
	$3,466,841	$230,731	$337,810	$1,724	$339,534	$3,697,572	$4,037,106	$(670,601)

(1)	Also represents the approximate cost for federal income tax purposes.

(2)	Gross amount at which land is carried at close of period also represents initial costs to the Company.

(3)	Real estate is security for notes payable in the aggregate of $24,929,253.00 at December 31, 2010.

(4)	Real estate is security for notes payable in the aggregate of $6,178,460.16 at December 31, 2010.

(5)	Real estate is security for notes payable in the aggregate of $24,848,125.52 at December 31, 2010.

(6)	Real estate is security for notes payable in the aggregate of $9,579,893.88 at December 31, 2010.

(7)	Real estate is security for notes payable in the aggregate of $2,483,879.81 at December 31, 2010.

(8)	Real estate is security for notes payable in the aggregate of $7,949,747.66 at December 31, 2010.

(9)	Real estate is security for notes payable in the aggregate of $8,701,146.30 at December 31, 2010.

(10)	Real estate is security for notes payable in the aggregate of $8,070,559.72 at December 31, 2010.

(11)	Real estate is security for notes payable in the aggregate of $6,000,000.00 at December 31, 2010.

(12)	Real estate is security for notes payable in the aggregate of $5,179,249.35 at December 31, 2010.

(13)	Real estate is security for notes payable in the aggregate of $6,600,000.00 at December 31, 2010.

(14)	Real estate is security for notes payable in the aggregate of $5,150,000.00 at December 31, 2010.

(15)	Real estate is security for notes payable in the aggregate of $6,022,133.53 at December 31, 2010.

(16)	Real estate is security for notes payable in the aggregate of $2,118,122.95 at December 31, 2010.

(17)	Real estate is security for notes payable in the aggregate of $3,741,401.19 at December 31, 2010.

(18)	Real estate is security for notes payable in the aggregate of $1,540,032.74 at December 31, 2010.

(19)	Real estate is security for notes payable in the aggregate of $13,844,506.18 at December 31, 2010.

(20)	Real estate is security for notes payable in the aggregate of $16,000,000.00 at December 31, 2010.

(21)	Real estate is security for notes payable in the aggregate of $9,502,693.85 at December 31, 2010.

(22)	Real estate is security for notes payable in the aggregate of $47,473,082.83 at December 31, 2010.

(23)	Real estate is security for notes payable in the aggregate of $49,720,248.66 at December 31, 2010.

(24)	Real estate is security for notes payable in the aggregate of $9,649,634.48 at December 31, 2010.

(25)	Real estate is security for notes payable in the aggregate of $23,374,017.19 at December 31, 2010.

(26)	Real estate is security for notes payable in the aggregate of $11,752,314.77 at December 31, 2010.

(27)	Real estate is security for notes payable in the aggregate of $9,274,172.35 at December 31, 2010.

(28)	Real estate is security for notes payable in the aggregate of $6,487,204.93 at December 31, 2010.

(29)	Real estate is security for notes payable in the aggregate of $7,813,593.42 at December 31, 2010.

(30)	Real estate is security for notes payable in the aggregate of $20,650,427.18 at December 31, 2010.

(31)	Real estate is security for notes payable in the aggregate of $7,990,384.71 at December 31, 2010.

	Real Estate Properties	Accumulated Depreciation
	(Dollar amounts in thousands)
Balances at December 31, 2007	$3,197,976	$410,865
Investments in real estate	421,268	107,368
Sales and transfers to assets held for sale	(219,031)	(28,121)
Balances at December 31, 2008	3,400,213	490,112
Investments in real estate	34,298	109,104
Sales and transfers to assets held for sale	(27,871)	(13,922)
Balances at December 31, 2009	3,406,640	585,294
Investments in real estate	719,963	118,840
Sales and transfers to assets held for sale	(74,491)	(33,533)
Impairments	(15,006)	—
Balances at December 31, 2010	$4,037,106	$670,601